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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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West Pharmaceutical Services, Inc.
(Name of Registrant as Specified In Its Charter)

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CEO Letter

Dear Shareholders,

At West, our mission is to improve patient lives. We do this through the products we offer to our customers—the world's leading pharmaceutical and biotechnology companies. However, supporting patient health means more to us than simply delivering products to the market, especially at this time across the globe as we deal with the COVID-19 pandemic.

Our team of more than 8,000 people across the globe knows that behind every product we make, is a patient for whom that product helps deliver life-saving medicines or treatments. This patient-first focus drives our team to pursue excellence in the quality of everything we produce, to serve as scientific and technical experts in our field, and to operate with integrity every day. As a result, our customers continue to seek West as a supplier of choice, and in 2019, our team's work resulted in another year of strong growth for our business.

We launched several new products to address the unique needs of our biologic, generic and pharmaceutical customers. With more than 150 patents issued to West in 2019 alone, we know we are making good progress to develop and deliver the next generation of packaging and drug delivery advancements that will drive our future growth. Our scientific and regulatory teams supported our customers throughout the year, by delivering more than 100 technical conference presentations, peer-reviewed articles and book chapters. Operating with the highest levels of quality, safety and service is a key priority for our teams across our global enterprise. We created greater efficiency by further optimizing our manufacturing footprint this past year, and we maintained the industry-leading quality levels for which we are known, while improving the safety record for our teams.

In 2019, we were proud to be recognized for our commitment to the communities in which we live and work. As will be further detailed in our 2019 Corporate Responsibility ("CR") Report (to be published later this year) we have made significant improvements across the six pillars of our CR strategy: Compliance and Ethics; Philanthropy; Health and Safety; Diversity and Talent; Environmental Sustainability; and Quality. Our team's success in these areas was noted by Newsweek, which named West to its America's Most Responsible Companies 2020 list, as well as by Investor's Business Daily, which named West one of its 50 Best ESG (Environmental, Social and Governance) Companies.

Our Board of Directors, led by Chair Patrick Zenner, is integrally engaged in our work to continually refine our strategy and in overseeing how we manage our risks. We are fortunate to have a board diverse in thought, experience and background, to help guide us. As in years past, we have worked to ensure the performance of our team is reflected in their compensation and awards framework and is aligned with the business results we have delivered. The detailed pay-for-performance plans of our executives, which in the past have received more than 97 percent support from you, our shareholders, are detailed in this Proxy Statement.

As we look to the future, we feel confident that we are well-positioned to continue to grow our business, by expanding the products and services we provide to customers, while operating with greater efficiency and embracing technology and digital advances. All of this will result in our ability to more effectively and sustainably fulfill our mission to improve patient lives as we stand by your side during these difficult times. On behalf of West, please stay safe and well.

Thank you for your continued support of West.

Eric M. Green
President & Chief Executive Officer

West Pharmaceutical Services, Inc. Notice of 2020 Annual Meeting

530 Herman O. West Drive
Exton, Pennsylvania 19341

March 25, 2020

It is expected that the 2020 Annual Meeting of Shareholders of West Pharmaceutical Services, Inc. will be held at our corporate headquarters on:

  Tuesday, May 5, 2020
  9:30 AM, local time
  530 Herman O. West Drive
  Exton, Pennsylvania 19341

With the global COVID-19 pandemic, and in light of current restrictions on travel and gatherings around the globe, including in the area surrounding our headquarters in Exton as of the date of this letter, West is monitoring whether the 2020 Annual Meeting will be held in person or whether we will use an alternate means of participation in the Meeting. Changes may include a change to the the date, time or venue of the meeting and/or holding a virtual meeting in accordance with Pennsylvania law. Given the fluidity of the situation, we will make a decision to change the closer to the date of the Annual Meeting. The Securities Exchange Commission ("SEC") has announced guidance permitting these changes, as long as they are announced via a press release and publicly filed with the SEC. If West decides to hold a virtual meeting, additional details will be timely provided to enable shareholder participation.

The items of business are:

  1.
  Election of nominees named in the Proxy Statement as directors, each for a term of one year or until their successor is appointed or elected.

  2.
  Consideration of an advisory vote to approve Named Executive Officer compensation.

  3.
  A proposed amendment of Article 5 of our Amended and Restated Articles of Incorporation to increase the number of shares of common stock that West is authorized to issue from 100 million to 200 million.

  4.
  Ratification of the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for 2020.

  5.
  Transaction of other business as may properly come before the meeting and any adjournments or postponements thereof.

Shareholders of record of West common stock at the close of business on March 10, 2020 are entitled to notice of, and to vote at, the meeting and any postponements or adjournments thereof.

George L. Miller
Sr. Vice President, General Counsel and Corporate Secretary

Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting on May 5, 2020

This Notice of Annual Meeting and Proxy Statement ("Notice") and the 2019 Annual Report on Form 10-K ("2019 Annual Report") are available on our website at:

investor.westpharma.com/financial-information/annual-reports-and-proxy

Your Vote is Important

Please vote as promptly as possible electronically via the Internet or by completing, signing, dating and returning the proxy card or voting instruction card.

PROXY SUMMARY

Proxy Summary

Below is a summary of important information you will find in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Summary of Shareholder Voting Matters

Our Board of Directors is soliciting your vote on matters that will be presented at our 2020 Annual Meeting of Shareholders and at any adjournment or postponement thereof. This Proxy Statement contains information to assist you in voting your shares.

The Notice, the accompanying proxy card or voting instruction card and our 2019 Annual Report, including our annual report wrap, are being mailed starting on or about March 25, 2020.

Recommended
Proposal 1: Election of Directors		Page 9	✓	FOR
Mark A. Buthman	Deborah L. V. Keller		Each Nominee
William F. Feehery	Myla P. Lai-Goldman
Robert F. Friel	Douglas A. Michels
Eric M. Green	Paolo Pucci
Thomas W. Hofmann	Patrick J. Zenner
Paula A. Johnson

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation		Page 66	✓	FOR

Proposal 3: Approval of Amendment to our Amended and Restated Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock from 100 Million to 200 Million		Page 67	✓	FOR

Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2020		Page 71	✓	FOR

2019 Business Highlights

Our strategy to globalize our operations and address the unique needs of the distinct customer groups we serve with a market-led focus, has delivered another strong year of growth for the Company. Some of the trends we are seeing in the pharmaceutical and biotech industry are driving our business today, and will fuel our long-term growth strategy, including the following:

  •
  Biotechnology has emerged as one of the most promising sources of therapies and products for patient care, leading to a rise in Food and Drug Administration ("FDA") approved drugs derived from biologics.

  •
  Research has demonstrated that in certain circumstances subcutaneous administration can be as effective as intravenous administration, while significantly reducing infusion-related reactions and administration time.

  •
  Self-administration is driving key industry developments, most notably the rise of combination products that place easy-to-use delivery systems in the hands of individual patients.

  •
  The regulatory landscape is evolving, particularly related to combination products. Both the FDA and the European Union have introduced updated guidance on how such products are reviewed and approved for sale, and the quality and regulatory documentation that is required.

Each year, we have seen growing interest and demand for our high-value product offerings, delivery device platforms and our contract-manufacturing services. Customers are also coming to West for our scientific expertise and insight into the regulatory landscape that governs our industry. This demand has translated into positive results for the business. In 2019, we reported:

2020 Annual Meeting and Proxy Statement   |   1

     PROXY SUMMARY

  •
  Full-year 2019 net sales of $1.840 billion grew 7.1%; organic sales growth was 10.0%; sales from a recent acquisition contributed an additional 10 basis points of growth; currency translation reduced sales by 300 basis points.

  •
  Full-year 2019 reported-diluted Earnings-per-Share ("EPS") of $3.21 increased 17%. Full-year 2019 adjusted-diluted EPS of $3.24 increased 15%.

  •
  Full-year 2019 gross profit margin was 32.9%, a 110-basis point increase from the prior year. The Proprietary Products segment gross profit margin expanded by 150 basis points, and Contract-Manufactured Products segment gross profit margin increased by 10 basis points.

  •
  Full-year 2019 operating cash flow was $367.2 million, an increase of 27%. Capital expenditures were $126.4 million, compared to $104.7 million over the same period last year, and represented 6.9% of full-year 2019 net sales. Free cash flow (operating cash flow minus capital expenditures) was $240.8 million, an increase of over 30%.

Please refer to our Earnings Release filed on February 13, 2020 on Form 8-K for a full reconciliation of our reported results to the adjusted (non-U.S. GAAP) financial measures referred to above.

Long-Term Shareholder Return

Examining our results over the past five years, West has consistently delivered against its objectives, posting long-term sales growth and steady EPS improvements. The Company has also outperformed both our peers and the market overall in Total Shareholder Return ("TSR") during this same period.

(1)
Based on 2019 Consolidated Net Sales.

(2)
Please refer to our Forms 8-K report dated February 13, 2020 and January 9, 2019 for the reconciliation of non-U.S. GAAP financial matters.

(3)
Source: NASDAQ IR Insight.

Certain forward-looking statements are included in this Proxy Statement. They use such words as "will," "continue," "estimate," "expect," "looking to the future," and other similar terminology. These statements reflect Management's current expectations regarding future events and operating performance and speak only as of the date of this document. These statements are based on Management's beliefs and assumptions, current expectations, estimates, and forecasts. There are many factors that can influence the Company's future results that are beyond the ability of the Company to control or predict. Because of these known or unknown risks or uncertainties, actual results could differ materially from past results and those expressed or implied in any forward-looking statement. For a description of factors that could cause the Company's future results to differ from those expressed in any such forward-looking statements, see Item 1A, entitled "Risk Factors," in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and as revised or supplemented by our quarterly reports on Form 10-Q or Form 8-K. Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

2   |   2020 Annual Meeting and Proxy Statement

PROXY SUMMARY

Our Director Nominees

You are being asked to vote on the directors nominated below. All directors are elected annually by a majority of votes cast, except in the case of a contested election where the number of nominees exceeds the number of open positions, in which case plurality voting is used. The charts below summarize some key characteristics of the members of our Board of Directors. All data is as of March 25, 2020. Detailed information about each director's background and areas of expertise can be found beginning on page 9.

NAME	AGE	DIRECTOR SINCE	PRIMARY OCCUPATION	CURRENT COMMITTEE MEMBERSHIP	EXPERIENCE & EXPERTISE	INDEPENDENT
Mark A. Buthman	59	2011	Retired EVP & CFO, Kimberly-Clark	Compensation, Nominating & Corp Governance, Finance

William F. Feehery	49	2012	CEO, Certara	Compensation, Audit, Nominating & Corp Governance (Chair)

Robert F. Friel	64	2020	Retired CEO and Chair, PerkinElmer, Inc.	Audit, Finance

Eric M. Green	50	2015	President & CEO, West Pharmaceutical Services, Inc.

Thomas W. Hofmann	68	2007	Retired Sr. VP & CFO, Sunoco, Inc.	Compensation, Audit (Chair)

Paula A. Johnson	60	2005	President, Wellesley College	Innovation & Technology, Nominating & Corp Governance

Deborah L. V. Keller	57	2017	Principal, Black Frame Advisors, LLC & Retired CEO, Covance Drug Development	Innovation & Technology, Audit, Finance

Myla P. Lai-Goldman	62	2014	Executive Chair GeneCentric Therapeutics, Inc.	Innovation & Technology (Chair), Finance

Douglas A. Michels	63	2011	Retired President & CEO, OraSure Technologies, Inc.	Compensation (Chair), Audit

Paolo Pucci	58	2016	Retired CEO, ArQule, Inc.	Innovation & Technology, Finance (Chair)

Patrick J. Zenner	73	2002	Chair, West Pharmaceutical Services; Retired Pres. & CEO, Hoffmann-La Roche Inc.	Nominating & Corp Governance

Financial	Healthcare Industry	International Experience	Global Operations/ Supply Chain	Science & Technology	Marketing	Mergers & Acquisitions	Regulatory

2020 Annual Meeting and Proxy Statement   |   3

     PROXY SUMMARY

2019 Corporate Governance Highlights

Corporate Governance Features

Annual director elections with majority voting in uncontested elections
Active shareholder engagement program on corporate governance and compensation matters
Significant risk management oversight by the Board, including an enhanced enterprise risk management process
Board is led by an Independent Non-Employee Chair
Board Commitment to Corporate Responsibility ("CR"), including Compliance and Ethics, Philanthropy, Diversity and Inclusion, Health and Safety, Environmental Sustainability and Quality
Five new directors appointed within past six years
Effective self-assessment and evaluation procedures that include individual interviews with Board members
Annual evaluation of all directors to ensure the right mix of experience and diversity of opinion and background
Robust executive officer and Board succession planning

Robust curriculum of topics regularly presented to the Board to aid in their understanding of our business, the markets in which we operate and the Board's responsibilities in respect of all our stakeholders
Maintain and enforce effective executive and board stock ownership guidelines
Prohibition on pledging or hedging of securities by members of the Board and executive officers

Board Governance Activities and Accomplishments
Approved and monitored Management's enterprise strategy
Reviewed performance of Chief Executive Officer ("CEO") against pre-established goals and strategy
Oversaw Management's human resources strategy to create a pipeline of talent to ensure the continuance of first-rate teams
Implementation of enhanced Enterprise Risk Management Program
Reviewed the Company's capital allocation strategy, increasing the annual dividend and continuing our strategic share buyback program
Oversaw significant improvements in safety and quality
Multiple awards and international recognition of our CR, philanthropic and sustainability efforts
Oversaw efforts to further drive a culture of diversity and inclusivity, with Company-wide training efforts, and the initiation of two new employee resource groups
All directors attended more than 88% of the combined total of Board and Committee meetings in 2019
All directors received greater than 99.4% support from shareholders in 2019

4   |   2020 Annual Meeting and Proxy Statement

PROXY SUMMARY

2019 Executive Compensation Highlights

Executive Compensation Program Features
Strong linkage between pay and performance and support by shareholders regarding our performance metrics, targets and goals as evidenced by 97.9% shareholder approval annually of our executive compensation
Total direct compensation ("TDC"), which is the sum of an officer's base salary, short-term incentive target and long-term incentive target, targeted at the median level by our Compensation Committee
Annual incentive plan ("AIP") based on EPS, net sales and Operating Cash Flow ("OCF") targets to drive shareholder value in day-to-day decision making

Long-term incentive ("LTI") plan utilizing stock options and performance share units based upon return on invested capital ("ROIC") and sales consolidated annual growth rate ("CAGR") to ensure long-term profitable growth and alignment with shareholders' interests
Usage of two comparator groups to ensure pay and performance are aligned, and enable us to attract and retain the best talent
Robust share ownership guidelines for all officers and directors

All Change-in-Control ("CIC") agreements for our current officers contain double-trigger provisions requiring termination of the executive following a CIC before payments are made. These payments also will be reduced if they exceed excise tax threshold.
Strong incentive compensation recovery (clawback) and anti-hedging and anti-pledging policies

Use of tally sheets, realizable pay analysis, performance metric difficulty analysis and similar tools to ensure our compensation programs remain linked to performance and consistent with Board expectations
Engagement with shareholders during the year regarding executive pay and performance issues

Executive Compensation Actions and Results
Reaffirmed West's compensation philosophy of pay-for-performance that aligns executives' incentive compensation with our performance and with stakeholder interests on both a short- and long-term basis without promoting excessive risk

Reviewed and reaffirmed the Company's compensation programs to ensure strong alignment and line of sight to our business objectives and assigned all Corporate Officers to the Corporate AIP pool to drive overall performance and alignment to our "One West" value
Conducted broad independent review of the Company's overall executive compensation philosophy, program design and function to ensure alignment with and support of West's priorities and needs

Conducted formal: (1) pay-for-performance review of CEO compensation versus peers, and (2) realizable pay analysis, to assess whether Company performance and CEO realizable pay are aligned over a given period
Our 2019 AIP for corporate executives paid at 123.8% based on performance levels of 107.2% for EPS, 103.0% for Net Sales and 111.2% for OCF
Our LTI plan Performance Share Units ("PSUs") for the 2017-19 period paid out at 82.61% based on 84.9% performance (6.88%) for CAGR and 94.3% performance for ROIC (12.63%)

2020 Annual Meeting and Proxy Statement   |   5

     ELECTION OF DIRECTORS

Election of Directors

Director Nominations, Skills and Criteria

Candidates for nomination to our Board are recommended by the Nominating and Corporate Governance Committee ("NCGC") in accordance with the Committee's charter, our Amended and Restated Articles of Incorporation, our Bylaws and our Corporate Governance Principles. All persons recommended for nomination to our Board, regardless of the source of the recommendation, are evaluated by this Committee with the Board determining the final slate of nominees.

The Board and the NCGC consider, at a minimum, the following factors in recommending potential new Board members or the continued service of existing members:

  •
  A director is nominated based on his or her professional experience. A director's traits, expertise and experience add to the skill-set of the Board as a whole and provide value in areas needed for the Board to operate effectively.

  •
  A director must have high standards of integrity and commitment, and exhibit independence of judgment, a willingness to ask hard questions of Management and the ability to work well with others.

  •
  A director should be willing and able to devote enough time to the affairs of the Company and be free of any disabling conflict.

  •
  All the non-employee directors should be "independent" as outlined in our independence determination standards ("Independence Standards").

  •
  A director should exhibit confidence and a willingness to express ideas and engage in constructive discussion with other Board members, Management and relevant persons.

  •
  A director should actively participate in the decision-making process, be willing to make difficult decisions, and demonstrate diligence and faithfulness in attending Board and Committee meetings.

  •
  The Board generally seeks active or former senior executives of public companies, particularly those with international operations, leaders in healthcare or public health fields, with science or technology backgrounds, and individuals with financial expertise.

When reviewing nominees, the NCGC considers whether the candidate possesses the qualifications, experience and skills it considers appropriate in the context of the Board's overall composition and needs. The NCGC also values diversity on the Board in the director nominee identification and nomination process.

To assist it with its evaluation of the director nominees for election at the 2020 Annual Meeting, the NCGC considered the factors listed above and used a skills matrix highlighting the experience of our directors in areas such as industry experience, international experience (including assignments overseas), global operations or supply chain leadership, financial literacy, and independence. We routinely evaluate the skills needed and have added skills relating to marketing (including e-commerce), mergers and acquisitions, regulatory and cyber/digital experience, in recent years.

The NCGC also reviews annually with the Board the size and composition of the Board and its committees to determine the qualifications and areas of expertise needed to further enhance the composition of the Board. In determining whether to add new directors, we review our skills matrix annually to determine the targeted skills that we believe will most significantly enhance the diversity of experience and expertise on our Board. We balance the current skill sets versus the desired optimal mix of skill sets given their relative importance to the Company.

West's mission is to improve patient lives by being the world leader in integrated containment and delivery of injectable medicines, which rests on our foundation values of: Passion for Customers, Leadership in Quality and One West Team. The pillars of our strategy are:

  •
  Customer Experience—Understand and engage our customers to deliver value

  •
  Operational Effectiveness—Organizational focus and alignment to support business growth

  •
  Product and Service Expansion—Develop new products and services to address unmet market need

  •
  People and Culture—Foster a culture that engages our team and drives performance

6   |   2020 Annual Meeting and Proxy Statement

ELECTION OF DIRECTORS

  •
  Financial Goals—Disciplined cost management and plan execution that will result in sales growth, profit margin improvement, increased return on invested capital and increased free cash flow

Board members are expected to oversee and support Management in driving success in our current strategic plans by focusing on following five imperatives that will enable us to prioritize and drive efforts across the strategic pillars:

  •
  Continuing to be a market-led organization with enhanced commercial effectiveness

  •
  Innovating new product offerings

  •
  Optimizing operations and supply chain networks, including automation enablement

  •
  Accelerating digitization to drive performance

  •
  Building and supporting our global team, including enhanced efforts regarding diversity and inclusion

Under the heading "Director Nominee Biographies," we provide an overview of each nominee's principal occupation, business experience and other directorships of publicly-traded companies, together with the qualifications, experience, key attributes and skills the Committee and the Board believe will best serve the interests of the Board, the Company and our shareholders.

Shareholders who wish to recommend or nominate director candidates must provide information about themselves and their candidates and comply with procedures and timelines contained in our Bylaws. These procedures are described under "2021 Shareholder Proposals or Nominations" in this Proxy Statement.

Board Commitment to Diversity and Inclusion

Board diversity and inclusion is critical to the success of West. The Board is committed to ensuring its membership has sufficient diversity of experience, skills and personal characteristics to support the long-term success of the Company. As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of our business as well as members who have different skill sets and points of view. As noted above, our nomination process and our Board's approach to assessment and evaluation of our nominees support this diversity and inclusion commitment.

Our Corporate Governance Principles include a statement regarding the importance of Board diversity and inclusion to ensure that the director nomination process considers a diverse mix of background, age, gender, sexual orientation, as well as cultural and ethnic composition. Additionally, the NCGC's evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board. The Board continually assesses the size and the mix of experiences and backgrounds of the Board members, including the Board's gender, ethnic, and racial composition.

We are particularly proud of our leadership in female representation on the Board. Thirty percent of our independent directors (27% of all directors) are women. Several of our Board members participate in diversity in leadership programs and others are high-profile speakers on issues of diversity and inclusion.

Our Board has overseen efforts by the Company to increase diversity and inclusion among its employee base. Mr. Green's annual objectives include diversity and inclusion as a key metric, and we have also added new positions responsible for diversity. The Board believes this approach enables us to attract and retain diverse high-quality talent. This has culminated in a diversity mission statement contained in our CR Report which is available at www.westpharma.com/about-west/corporate-responsibility. As part of our diversity mission, we have trained employees at all levels on the importance of diversity and inclusion, introduced affinity groups, accelerated efforts in minority recruiting and modified our culture to increase flexibility and mentoring, which we believe facilitates diversity and inclusion.

The Board has increased its oversight of Management in the area of creating an ethical and sustainable corporate culture, including periodic director education sessions that include culture and engagement topics. The Board firmly believes that it plays a key role in the oversight of West's culture and in holding Management accountable for the creation and stewardship of that culture. Additionally, the Board believes an engaged and empowered workforce contributes significantly to the creation of shareholder value.

2020 Annual Meeting and Proxy Statement   |   7

     ELECTION OF DIRECTORS

Board Refreshment and Retirement Age

We review our Board refreshment practices and retirement age annually and continue to monitor broad governance trends in this area. The Board has considered but does not have term limits on the service of our directors, because it believes that term limits may lead to the loss of valuable director insight into our business and operations that is enhanced with continuity.

The Board believes that a diverse mix of long-tenured and new Board members provides a good and appropriate balance of experience to enhance shareholder value. The Board believes that directors provide meaningful, independent oversight and advice at any age. Our Corporate Governance Principles include a mandatory retirement age of 75. This means that a non-employee director must retire on the date of the Annual Meeting of Shareholders immediately following his or her 75th birthday.

An employee director must submit his or her resignation upon the date he or she ceases to be an executive officer of the Company.

Board Evaluation Process

Each year the Board and each of its committees review their performance during executive sessions. This review centers around questions directors are asked to contemplate regarding their individual performance and the performance of the Board/Committee. These questions include topics such as contributions made to Board deliberations, the relationship between members, quality of the materials provided, the relationship with Management, contributions to key functions/responsibilities of the Board, and topics that they would like to see added or deleted to meeting agendas.

Additionally, the NCGC assesses the evaluation process annually and adjusts the process when desirable improvements are identified. The NCGC reviews several matters, including the issues to focus on in the evaluation and the form and manner of assessment. The NCGC periodically re-assesses its position on self-evaluation.

Members of the NCGC reach out to each director individually to discuss performance and any concerns and relay them to the Board using an interview template approved by the NCGC. This process assists the full Board with obtaining different perspectives, encourages the collection of candid information and ensures a high level of engagement.

The Board believes this evaluation system, coupled with our strong Chair of the Board and open-door policy, which encourages sharing of ideas among all directors, makes for a robust process that ensures the Board's effectiveness.

8   |   2020 Annual Meeting and Proxy Statement

DIRECTOR NOMINEE BIOGRAPHIES

Proposal 1 — Election of Directors

Our shareholders are asked to consider 11 nominees for election to our Board to serve for a one-year term until the 2021 Annual Meeting of Shareholders, or until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. The names of the nominees for director, their current positions and offices, tenure as a Company director, their qualifications and other characteristics are set forth in the biographies below. The table below also lists each nominee's current Board committees.

All the nominees are current Company directors and all non-employee directors have been determined by our Board to be independent. Our NCGC reviewed the qualifications of each of the nominees, finding each nominee to possess the required attributes and all nominees collectively to strike the appropriate balance of diversity of knowledge, age, skills, expertise, gender and race, and recommended to our Board that each nominee be submitted to a vote of our shareholders at the Annual Meeting. The Board approved the Committee's recommendation at its meeting on February 18, 2020.

Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the NCGC will recommend to our Board a replacement nominee. The Board may then designate the replacement nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

Director Nominee Biographies

Mark A. Buthman

Age: 59 Director since 2011 Committees: Compensation Finance Nominating & Corp. Gov.

Mr. Buthman retired from Kimberly-Clark Corporation—a global producer of branded products for the consumer, professional and healthcare markets—in December 2015, where he was Executive Vice President and Chief Financial Officer from January 2003 to April 2015. During his 33-year career at Kimberly-Clark, Mr. Buthman held a wide range of leadership roles in finance, strategy and operations, and led or participated in more than 50 acquisitions during his tenure as Chief Financial Officer. Mr. Buthman is a Board member of IDEX Corporation and Vice Chair of the Board of Directors of Pavillon International.

Relevant Board Skills and Experience

Mr. Buthman possesses deep financial and accounting management experience, as well as experience in managing real estate, investor relations, information technology, finance and accounting shared services, and global procurement, from his time at Kimberly-Clark, a Fortune 150 company with significant international operations. He brings this expertise and counsel to the Board and serves on the Compensation, Finance, and Nominating and Corporate Governance Committees.

Other public company directorships in the last five years

IDEX Corporation

2020 Annual Meeting and Proxy Statement   |   9

     DIRECTOR NOMINEE BIOGRAPHIES

William F. Feehery, Ph.D.

Age: 49 Director since 2012 Committees: Audit Compensation Nominating & Corp. Gov. (Chair)

Dr. Feehery joined Certara as CEO and a member of Certara's board of directors beginning June 2019. Certara provides services and software that assist with the drug development lifecycle. Prior to becoming Certara's CEO, he was President of Industrial Biosciences at DowDuPont (previously, E. I. du Pont de Nemours and Company)—a provider of innovative products and services for markets including agriculture, biotechnology, nutrition, electronics, communications, safety and protection, home and construction, and transportation—since November 2013. He served as Global Business Director, DuPont Photovoltaic Solutions and previously as Global Business Director, Electronics Growth Businesses and as President of DuPont Displays, Inc. during his tenure at DuPont which began in 2002. Before joining DuPont, he was engaged in venture capital and was a management consultant for the Boston Consulting Group.

Relevant Board Skills and Experience

Dr. Feehery currently provides executive leadership as the CEO of a development services company. Dr. Feehery is the only independent member of our Board who currently serves as a CEO, experience we believe significantly enhances our Board capabilities. He also possesses extensive global public company leadership from his time at the DuPont organization, including the direct responsibility for business operations in over 20 countries and leading a global manufacturing business. In addition, Dr. Feehery has considerable technical experience, with a Ph.D. in chemical engineering and over 15 years of experience in the technology industry. He brings this corporate insight, and his technical background, to the Board by serving on three committees of the Board and chairing the Nominating and Corporate Governance Committee.

Public company directorships in the last five years

None

Robert F. Friel

Age: 64 Director since 2020 Committees: Audit Finance

Mr. Friel is the former Chair, President and CEO of PerkinElmer, Inc. and a former member of PerkinElmer's board of directors. Mr. Friel recently retired as Chair and CEO of PerkinElmer, Inc., a global business dedicated to serving the diagnostics, life sciences, food and applied markets. He served in this role for more than ten years. During his 20-year career at PerkinElmer, Mr. Friel held roles of increasing responsibility that included Chief Operating Officer, President of the Life and Analytical Sciences Division and Chief Financial Officer. Prior to joining PerkinElmer, Mr. Friel served in several finance-focused senior management positions with AlliedSignal, Inc., now Honeywell International.

Relevant Board Skills and Experience

Mr. Friel's experience in the healthcare and scientific fields, as part of large, complex, and multinational organizations assists the Board in setting its growth strategy and overseeing operational and financial risks. His extensive experience serving as both the Chair and CEO of a global business focused on improving human health is well-aligned with West's mission and with the pharmaceutical and medical device customers we serve. In addition to the public board memberships listed below, Mr. Friel is a director of New York Life Insurance Company, one of the largest life insurers in the world. His service on this board and others, together with his in-depth finance and tax expertise, as well as his training and education in these fields, makes him a strong contributor to the Board and the two Committees on which he serves.

Public company directorships in the last five years

Nuvasive, Inc.
PerkinElmer, Inc. (through 2019)
Xylem Inc.

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DIRECTOR NOMINEE BIOGRAPHIES

Eric M. Green

Age: 50 Director since 2015 Committees: None

Mr. Green has been our President and CEO since April 2015 and a member of our Board of Directors since May 2015. Mr. Green is responsible for leading West's market-led business strategy, focused on tailoring our approach to the specific needs of Biologics, Generics, Pharmaceutical and Diagnostic customer groups. Prior to joining the Company, Mr. Green worked at Sigma-Aldrich Corporation—a leading life science and technology company focused on human health and safety—where he served as Executive Vice President and President of their Research Markets business unit since 2013. Mr. Green also serves as a member of Bethel University's Board of Trustees.

Relevant Board Skills and Experience

Mr. Green has significant public company experience having served as a corporate officer and member of the senior executive team of Sigma-Aldrich prior to joining the Company. Mr. Green had research and development responsibility and managed a $1.4 billion business unit—the largest at that company. Prior to serving in that role, he held key positions of increasing responsibility, including international sales and operations, corporate strategic planning and country management positions in the UK, Ireland and Canada. As West's President and CEO, Mr. Green is our only non-independent director, and, in addition to the aforementioned experience, brings insight to the Board as the Company's executive leader.

Public company directorships in the last five years

None

Thomas W. Hofmann

Age: 68 Director since 2007 Committees: Audit (Chair) Compensation

Mr. Hofmann retired from Sunoco, Inc.—a diversified energy company—in 2008, where he was Senior Vice President and CFO from January 2002 to December 2008. In that role, he was responsible for managing the accounting, auditing, investor relations and strategic planning, tax and treasury functions of the organization. He also chaired the Company's Capital Management Committee and served as the management liaison to the Audit Committee. Mr. Hofmann served Sunoco in various other senior management roles since joining in 1977. Mr. Hofmann serves on the boards of Fox Chase Cancer Center and Temple University Health System. He also serves on the President's Leadership Council of the University of Delaware and is a member of the advisory board for Drexel University's Center for Corporate Governance.

Relevant Board Skills and Experience

Mr. Hofmann possesses substantial financial, corporate governance and management experience with a global, publicly-traded company. He is well-versed in strategic planning, risk-management and capital-market issues, including acquisitions and divestitures. He brings this comprehensive financial background to his role on the Board, as Chair of the Audit Committee and as a member of the Compensation Committee.

Public company directorships in the last five years

Northern Tier Energy GP LLC (through May 2016)
Columbia Pipeline Partners LP (through February 2017)

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     DIRECTOR NOMINEE BIOGRAPHIES

Paula A. Johnson, M.D., MPH

Age: 60 Director since 2005 Committees: Innovation & Technology Nominating & Corp. Gov.

Dr. Johnson has been President of Wellesley College since July 2016. Before joining Wellesley, Dr. Johnson founded and served, beginning in 2002, as the inaugural Executive Director of the Connors Center for Women's Health and Gender Biology, as well as Chief of the Division of Women's Health at Brigham and Women's Hospital. A cardiologist, Dr. Johnson was the Grace A. Young Family Professor of Medicine in the Field of Women's Health—an endowed professorship named in honor of her mother—at Harvard Medical School. She was also Professor of Epidemiology at the Harvard T.H. Chan School of Public Health. Dr. Johnson is the recipient of many awards recognizing her contributions to women's and minority health and is featured as a national leader in medicine by the National Library of Medicine and is a member of the National Academy of Medicine and the American Academy of Arts and Sciences.

Relevant Board Skills and Experience

Dr. Johnson brings a wealth of leading healthcare expertise to our Board. She is a nationally recognized expert in cardiology and women's and minority healthcare issues. In her role as Executive Director of the Connors Center for Women's Health and Gender Biology and as Chief of the Division of Women's Health at Brigham and Women's Hospital, and a Professor of Medicine at Harvard Medical School and Professor of Epidemiology at the Harvard T.H. Chan School of Public Health, Dr. Johnson built a novel, interdisciplinary research, education, clinical and policy program in women's health whose mission is to improve the health of women and to transform their medical care. She has an extensive background in quality and safety in healthcare and in public health systems. She is a member of our Innovation and Technology and Nominating and Corporate Governance Committees.

Public company directorships in the last five years

Eaton Vance Corporation

Deborah L. V. Keller

Age: 57 Director since 2017 Committees: Audit Finance Innovation & Technology

Ms. Keller serves as a Principal at Black Frame Advisors, LLC, having recently retired as CEO of Covance Drug Development—a business segment of Laboratory Corporation of America Holdings. Prior to serving as CEO, Ms. Keller spent more than 28 years at Covance in several leadership roles, including Corporate Executive Vice President and Group President of Research and Development Laboratories, Corporate Senior Vice President and President of Discovery and Translational Services, and Vice President of Analytical Services in Europe. She is a trustee of the Wisconsin Alumni Research Foundation, Operating Partner of HealthCloud Capital Fund and serves on the Dean's Advisory Board for the University of Wisconsin School of Business, where she is also an adjunct professor. Ms. Keller was named one of FierceBiotech's 10 Top Women in Biotech in 2012.

Relevant Board Skills and Experience

Ms. Keller possesses substantial global public company management experience from her time at Covance. After several positions of increasing responsibility in Quality Assurance, Marketing, and Scientific Operations, she also led Covance's European chemistry business, and the Central Laboratories Services business unit, the world's largest provider of laboratory services for clinical trials. She brings her corporate management expertise in the life sciences industry to her role on the Board, serving on the Audit, Finance and Innovation and Technology Committees.

Public company directorships in the last five years

None

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DIRECTOR NOMINEE BIOGRAPHIES

Myla P. Lai-Goldman, M.D.

Age: 62 Director since 2014 Committees: Finance Innovation & Technology (Chair)

Dr. Lai-Goldman is the Executive Chair of GeneCentric Therapeutics, Inc.—a precision medicine company—where she previously served as CEO and President since June 2011. She is also managing partner of Personalized Science, LLC, a clinical diagnostic consulting company that she founded in 2008. Previously, Dr. Lai-Goldman was CEO and Chief Scientific Officer of CancerGuide Diagnostics,  Inc. Before joining CancerGuide Diagnostics, she held various roles including Executive Vice President, Chief Medical Officer and Chief Scientific Officer—at Laboratory Corporation of America Holdings (LabCorp) and its predecessor company, Roche Biomedical Laboratories, Inc. Additionally, Dr. Lai-Goldman has been a venture partner at Hatteras Venture Partners since August 2011. Dr. Lai-Goldman is Board-certified in anatomic and clinical pathology.

Relevant Board Skills and Experience

Dr. Lai-Goldman is a recognized author and speaker on clinical diagnostics and has substantial leadership experience at companies like those that our Company serves. Dr. Lai-Goldman spent more than 18 years at LabCorp where she served on LabCorp's Executive and Management Committees, with strategic and operations responsibilities for three major genomic laboratories comprising more than 700 people. During her tenure at LabCorp, she led all clinical, scientific and medical activities, including the introduction of more than 400 clinical assays. Her experience includes the development of partnerships, licensing and acquisitions. She brings her unique perspective as both a physician, researcher and corporate executive to the Board as Chair of the Innovation and Technology Committee and as a member of the Finance Committee.

Other public company directorships in the last five years

Sequenom, Inc.

Douglas A. Michels

Age: 63 Director since 2011 Committees: Audit Compensation (Chair)

Mr. Michels retired from OraSure Technologies, Inc.—a leader in the development, manufacture and distribution of oral fluid diagnostic and collection devices and other technologies designed to detect or diagnose critical medical conditions—in March 2018, after serving as President and CEO, as well as a member of the Board of Directors, since June 2004. Prior to joining OraSure, Mr. Michels served as Group Vice President, Global Marketing of Ortho-Clinical Diagnostics, President of Ortho-Clinical Diagnostics International, and President of Johnson & Johnson Healthcare Systems, Inc. In February 2010, Mr. Michels was appointed to the Presidential Advisory Council on HIV/AIDS. He previously served on the Board of the National Blood Foundation, the Board of the National Committee for Quality Health Care and the Coalition to Protect America's Health Care. He now serves on the boards of Tyme Technologies Inc. and St. Luke's University Health Network.

Relevant Board Skills and Experience

Mr. Michels possesses considerable expertise and executive leadership skills in the pharmaceutical, medical device and diagnostic industry, having spent 13 years with OraSure Technologies, Inc. During his tenure, OraSure developed the nation's first FDA-approved over-the-counter home rapid HIV self-test and the first and only FDA-approved rapid hepatitis C test. Mr. Michels brings his in-depth corporate leadership perspective to his role as Chair of the Compensation Committee, and his experience as a former CEO of a public company to his role on the Audit Committee.

Other public company directorships in the last five years

Tyme Technologies Inc.
OraSure Technologies, Inc. (through March 2018)

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     DIRECTOR NOMINEE BIOGRAPHIES

Paolo Pucci

Age: 58 Director since 2016 Committees: Finance (Chair) Innovation & Technology

Mr. Pucci is the recently retired CEO and a former member of the Board of Directors of ArQule, Inc.—a biopharmaceutical company engaged in the research and development of targeted therapeutics. Merck & Co. completed its acquisition of ArQule in January 2020, resulting in Mr. Pucci's retirement. Before joining ArQule in 2008, Mr. Pucci worked at Bayer A.G., where he served in several leadership capacities including Senior Vice President of the Global Specialty Medicine Business Unit and was a member of the Bayer Pharmaceuticals Global Management Committee. Before Bayer, Mr. Pucci held positions of increasing responsibility with Eli Lilly and Company, culminating with his appointment as Managing Director, Eli Lilly Sweden AB.

Relevant Board Skills and Experience

Mr. Pucci possesses a wealth of knowledge regarding biopharmaceutical markets from his experience as an executive leader of several large biopharmaceutical companies. Mr. Pucci's service as a public company CEO through the beginning of 2020 brings an experience we believe is important in terms of Board diversity. His international background also adds to the diverse knowledge base of our Board. Mr. Pucci's expertise in new drug development, his executive experience working for large multinationals and his non-U.S. training are valuable additions to our Board, and to his roles as Chair of the Finance Committee and a member of the Innovation and Technology Committee.

Other public company directorships in the last five years

ArQule Inc. (through January 2020)
NewLink Genetics Inc. (through October 2018)
Dyax Inc. (through 2016)

Patrick J. Zenner

Age: 73 Director since 2002 Chair since 2015 Committees: Nominating & Corp. Gov.

Mr. Zenner was first elected Chair of the Board effective July 1, 2015. He retired from Hoffmann-La Roche Inc., North America—the prescription drug unit of the Roche Group, a leading research-based healthcare enterprise—in 2001, where he served as President and CEO from 1993 to 2001. He served as Interim CEO of CuraGen Corporation from May 2005 through March 2006. Since then, Mr. Zenner was a director and Chair of the Board of Exact Sciences Corporation until July 2010 and served as its Interim CEO from July 2007 to March 2008. Mr. Zenner served as Chair of the Board of ArQule, Inc. until its acquisition in January 2020, and he also serves as a director of Selecta Biosciences, Inc. Mr. Zenner is currently a member of the Board of Trustees of Creighton University and is Chair of the Board of Trustees of Fairleigh Dickinson University.

Relevant Board Skills and Experience

Mr. Zenner possesses more than 40 years of experience and expertise in the pharmaceutical industry. Since retiring from Hoffmann-La Roche, Mr. Zenner has devoted his considerable industry expertise and corporate governance knowledge to small and early-stage pharmaceutical and technology companies in various capacities, including board member, chair and interim CEO.

As the lead independent director for West, Mr. Zenner has served in several leadership roles, including membership on each of the Company's board committees. He organized and led the search for West's new CEO in 2015. He also oversaw the development and implementation of a robust enterprise risk management process at West and led the development of a comprehensive director education program. The continuity of his membership and length of service on the Board is a valuable asset, particularly considering changes to executive management members, changes to our enterprise strategic plan and additions of new Board members over the past several years.

Other public company directorships in the last five years

ArQule, Inc. (through January 2020)
Selecta Biosciences, Inc.

The Board unanimously recommends a vote FOR the election of each of these nominees as directors.

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BOARD AND DIRECTOR INFORMATION AND POLICIES

Board and Director Information and Policies

Our Board structure reflects our Corporate Governance Principles and commitment to good governance. The Board believes the governance structure we have created between the Board, its Committees, the Board Chair, the CEO and Management, is supporting the sustainable growth of the Company.

During 2019, our full Board met six times. All Board members attended all Board meetings, all but two directors attended all the Board and their assigned Committee meetings, and these two members each attended more than 88% of the combined total of meetings in 2019. Our Board is committed to ensuring that directors attend meetings and that the Board and its Committees devote sufficient time necessary for the effective oversight of the Company and its Management. Additionally, annually during the performance review process, the Board assesses the time commitments for our Board against the time commitments of each member's outside positions to ensure there is sufficient time to devote to their duties as a West director.

Our Board also holds regular executive sessions of only independent directors to review, among other things, the Company's strategy and Management's operating plans, the criteria by which our CEO and other senior executives are measured, Management's performance against those criteria and other related issues and to conduct a self-assessment of its performance. Last year, our independent directors held five executive sessions.

All continuing directors, other than Mr. Friel, who was appointed in 2020, attended the 2019 Annual Meeting and all directors that are standing for election in 2020 are expected to attend the 2020 Annual Meeting.

Board Leadership Structure

The current governance structure of the Board follows:

  •
  The offices of Chair and CEO are separate

  •
  The Board has established and follows robust Corporate Governance Principles

  •
  All Board members, other than Mr. Green, are independent

  •
  All Board Committees are composed solely of independent directors

  •
  Our independent directors meet regularly in executive session both at the Board and Board committee levels

  •
  Our directors as a group possess a broad range of skills and experience sufficient to provide the leadership and strategic direction the Company requires as it seeks to enhance long-term value for shareholders

While the offices of Chair and CEO are currently separate, the Board takes a flexible approach to the issue of whether the offices of Chair and CEO should be separate or combined. This approach allows the Board to regularly evaluate whether it is in the best interests of the Company for the CEO or another director to hold the position of Chair.

The Board does not currently have a lead independent director, although the Board believes it may be useful and appropriate to designate a lead independent director if the offices of Chair and CEO are combined in the future.

The Board believes that the current leadership structure is appropriate now because it allows the Chair to focus on corporate governance and management of the Board's priorities and allows the CEO to focus directly on managing our operations and growing the Company.

Chair of the Board of Directors

The responsibilities of the Chair include:

  •
  Chairing Board meetings, including executive sessions of the independent directors

  •
  Approving agendas and schedules for each Board meeting in consultation with the CEO

  •
  Serving as principal liaison between the CEO and the independent directors

Each independent director may add items to the agenda.

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     BOARD AND DIRECTOR INFORMATION AND POLICIES

Our current Chair, Mr. Zenner, has been serving on the Board since 2002, and as our Chair since 2015. Each year the Board considers the role of the Chair and who is sitting in that role. We believe Mr. Zenner's experience as a top executive plus independence and history with the Company makes him a valuable asset for the Company, and he provides significant leadership and perspective to our Board.

Committees

The Board has five standing committees:

  •
  Audit Committee

  •
  Compensation Committee

  •
  Finance Committee

  •
  Innovation and Technology Committee

  •
  Nominating and Corporate Governance Committee

From time to time, the Board may form ad hoc committees to address specific situations as they arise. Each committee consists solely of independent directors. All directors may attend any committee meeting, even if he or she is not a member. Our Board Chair and our CEO attend all Board meetings and attend virtually all Committee meetings, unless there is a scheduling conflict. Each standing committee has a written charter, which is posted in the "Investors—Corporate Governance" section of our website at www.westpharma.com. You may also request a copy of each committee's charter from our Corporate Secretary. Below we set forth the current members of each Committee (as of the date of this Proxy Statement) and its core functions.

Audit Committee

Thomas W. Hofmann (Chair) William F. Feehery Robert F. Friel Deborah L. V. Keller Douglas A. Michels	The Audit Committee assists our Board in its oversight of: (1) the integrity of our financial statements; (2) the independence and qualifications of our independent auditors; (3) the performance of our internal audit function and independent auditors; and (4) our compliance with legal and regulatory requirements. In carrying out these responsibilities, the Audit Committee, among other things:

•

Reviews and discusses our annual and quarterly financial statements with Management and the independent auditors

•

Manages our relationship with the independent auditors, including having sole authority for their appointment, retention and compensation; reviewing the scope of their work; approving non-audit and audit services; and confirming their independence

•

Oversees Management's implementation and maintenance of disclosure controls and procedures and internal control over financial reporting

•

Regularly meets with our Chief Financial Officer, internal auditors, Corporate Controller, Chief Digital and Transformation Officer, Senior Director of Cybersecurity and Chief Compliance Officer to assess financial and cyber risks

The Board has affirmatively determined that Mr. Hofmann and Mr. Friel are both "Audit Committee Financial Experts" as defined in SEC regulations. The past Chair of the Audit Committee, Mr. Buthman, also remains an Audit Committee Financial Expert. In 2019, the Audit Committee met eight times. All members of the Audit Committee are independent as defined in the listing standards of the New York Stock Exchange ("NYSE") and the Company's Corporate Governance Principles.

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BOARD AND DIRECTOR INFORMATION AND POLICIES

Compensation Committee

Douglas A. Michels (Chair) Mark A. Buthman William F. Feehery Thomas W. Hofmann	The Compensation Committee develops our overall compensation philosophy, and determines and approves our executive compensation programs, makes all decisions about the compensation of our executive officers, reviews our talent management and succession planning for key positions and oversees our cash and equity-based incentive compensation plans.

Additional information about the roles and responsibilities of the Compensation Committee can be found under the heading "Compensation Discussion and Analysis." In 2019, the Compensation Committee met six times. All members of the Compensation Committee are independent as defined in the listing standards of the NYSE and the Company's Corporate Governance Principles.

Finance Committee

Paolo Pucci (Chair) Mark A. Buthman Robert F. Friel Deborah L. V. Keller Myla P. Lai-Goldman	The Finance Committee reviews proposals made by Management and recommends to the full Board an optimal capital structure of the Company and adjustments to the way capital is allocated and deployed by the Company. The Finance Committee analyzes and makes recommendations to the full Board with respect to potential opportunities for business combinations, acquisitions, mergers, dispositions, divestitures and similar strategic transactions involving the Company. The Finance Committee also evaluates the alignment of proposed strategic transactions with the Company's strategic business plan and oversees the process of reviewing, negotiating, consummating and integrating potential strategic transactions. In 2019, the Finance Committee met eight times, including several meetings to assess potential acquisition targets. All members of the Finance Committee are independent as defined in the listing standards of the NYSE and the Company's Corporate Governance Principles.

Innovation and Technology Committee

Myla P. Lai-Goldman (Chair) Paula A. Johnson Deborah L. V. Keller Paolo Pucci	The Innovation and Technology Committee provides guidance to our Board on the Company's product, service and technology portfolio and its effects on the Company's growth, performance and competitive position. This Committee also reviews, evaluates and makes recommendations related to the Company's research and development programs and initiatives and their alignment with the Company's overall strategy, including the assessment of emerging gaps or opportunities identified by Management, and assists the Company in reviewing emerging science and technology trends and in helping the Board make well-informed choices about investments in new technology. Lastly, this Committee reviews the Company's intellectual property portfolio and strategy. In 2019, the Innovation and Technology Committee met four times.

Nominating and Corporate Governance Committee

William F. Feehery (Chair) Mark A. Buthman Paula A. Johnson Patrick J. Zenner	The Nominating and Corporate Governance Committee identifies qualified individuals to serve as board members; recommends nominees for director and officer positions; reviews our commitment to diversity; determines the appropriate size and composition of our Board and its committees; monitors a process to assess Board effectiveness; reviews related-party transactions; and considers matters of corporate governance. The Committee also reviews and makes recommendations to the Board regarding compensation for non-employee directors and administers director equity-based compensation plans. In 2019, the Nominating and Corporate Governance Committee met five times. All members of the Committee are independent as defined in the listing standards of the NYSE and the Company's Corporate Governance Principles.

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     BOARD AND DIRECTOR INFORMATION AND POLICIES

The Board's Role in Risk Oversight

The Board and its Committees play an active role in overseeing Management's day-to-day responsibility for assessing and managing our risk exposure.

The Board regularly reviews and monitors the risks associated with our enterprise strategy, financial condition and operations and specifically reviews the enterprise risks associated with our five-year plan. In particular, the Board reviews our risk portfolio, confirms that Management has established risk-management processes that are functioning effectively and efficiently and are consistent with our corporate strategy, reviews the most significant risks and determines whether Management is responding appropriately.

The Board performs its risk oversight role by using several different levels of review. Each Board meeting begins with an overview by the CEO that describes the most significant issues, including risks, affecting the Company as well as business updates from each reportable segment. In addition, the Board reviews in detail the business and operations of each reportable business segment quarterly, including the primary risks associated with that segment.

Our Enterprise Risk Management ("ERM") program helps us manage the risks inherent in our business, by gaining a greater understanding and awareness of risks facing the business, ensure risk-appropriate mitigation efforts are in place and regularly monitors and ensures the Company meets or exceeds the expectation of all stakeholders, including investors and regulators.

The ERM program includes a Risk Identification and Management ("RIM") process, crisis management, business continuity and disaster recovery elements. Additionally, during 2019 West created a new senior position responsible for the ERM process and corporate security. This role provides strategic leadership and direction to our enterprise risk management programs and processes, incorporating our corporate values, Code of Business Conduct and health, safety and environmental policies.

The Board focuses on the overall risks affecting the Company. Each Board Committee has been delegated the responsibility for the oversight of specific risks that fall within its areas of responsibility, as cataloged through the RIM process, including:

  •
  The Audit Committee oversees the processes used in our ERM program and also oversees the management of financial reporting, compliance, litigation and cybersecurity risks as well as the steps Management has taken to monitor and control such exposures

  •
  The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risk for the Company

  •
  The Finance Committee assesses the risks associated with allocation of our capital, potential acquisitions, divestitures and major business partnerships

  •
  The Innovation and Technology Committee reviews risks associated with emerging, and potentially disruptive, science and technology trends, intellectual property, and our innovation, research and development and technology strategy

  •
  The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, potential conflicts of interest, communications with shareholders and the effectiveness of the Board

Although each Committee is responsible for evaluating certain risks and overseeing the management of those risks, the full Board is regularly informed about those risks through regular Committee reports.

Cybersecurity.    The Audit Committee oversees the vital work necessary to understand our cybersecurity risk and the related risk mitigation activities, including an assessment of the strength of our defenses and processes. The full Board receives regular updates from the Audit Committee and key employees responsible for cybersecurity. The criticality of this work increased with our 2018 launch of an e-commerce website and due to the expansion of privacy regulations in Europe and elsewhere. The Audit Committee reviews cybersecurity risk at every live meeting, holds private sessions with our Chief Digital and Transformation Officer and reviews our Cybersecurity dashboard at all in-person meetings. Additionally, our Senior Director, Infrastructure and Cybersecurity, Senior Director, Internal Audit, and Chief Compliance Officer separately meet with the Committee to provide additional insight into our cybersecurity and privacy strategy and tactics.

Our approach to mitigating cybersecurity risks includes review by third party experts, training for directors (both internally and externally), holding within the Company a global cybersecurity awareness week to cultivate an informed and proactive workforce, and the adoption of the National Institute of Standards and Technology Framework for Improving Critical Infrastructure Cybersecurity (the "NIST Framework"). The NIST Framework provides a comprehensive method for developing a flexible, repeatable, performance-based and cost-effective approach to identifying and managing cybersecurity risks. We measure ourselves against the NIST Framework to assess our own maturity on cybersecurity.

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BOARD AND DIRECTOR INFORMATION AND POLICIES

Our cybersecurity defenses utilize technologies such as firewalls, intrusion detection, and encryption to ensure the privacy and security of our customers' data, with a dedicated security information and event management team monitoring our applications constantly.

Executive Officer Succession Planning

One of the primary responsibilities of the Board is to ensure that West has the appropriate Management to execute our long-term strategy. Our Corporate Governance Principles state the Board must plan for succession with respect to the CEO and monitor Management's succession planning for other key executives. In fulfilling this duty, the Board, together with the CEO and Chief Human Resources Officer ("CHRO") reviews at least annually, the development and retention plans of senior Management talent as well as succession plans for the CEO and other senior Management positions.

During these reviews, the Board discusses:

  •
  Management performance

  •
  Strengths and developmental opportunities needed to prepare senior leaders for greater responsibilities

  •
  Potential internal development job changes

  •
  Succession plans including leadership pipeline, development plans and timelines

  •
  Diversity of leadership and pipeline candidates

  •
  Detailed assessment of the members of the executive leadership team who potentially could succeed the CEO. This review includes a discussion about development plans to help prepare each individual for future succession.

In addition, our CEO has as an annual goal for the development of senior leaders and the maintenance of the global succession plan for key positions within the Company. To that end, detailed succession and contingency plans in the event the CEO becomes unable to serve for any reason are in place. These plans are reviewed annually by the NCGC and discussed with the Board. Finally, throughout the year, Board members are exposed to leadership and pipeline candidates through Management presentations, roundtable discussions, and other informal meetings to assess the depth of our leadership pipeline.

CEO Evaluation Process

In assessing the performance of our CEO, the independent directors engage in a robust assessment process that is managed throughout the year and culminates in a formal annual performance review. The assessment includes the following:

  •
  Independent directors approve the CEO annual business objectives consisting of both qualitative and quantitative progress against the pillars of our enterprise strategy including: Customer Experience, Operational Effectiveness, Products & Services Expansion, Enterprise Capabilities, People and Culture and Financial Goals

  •
  A comprehensive analysis is undertaken by our Compensation Committee's independent consultant on the robustness of West's financial targets and compare these against the performance of our Business Segment Group, which is discussed in our Compensation Discussion and Analysis under the External Benchmarking heading

  •
  Each quarter, the independent directors review the progress made against each objective

  •
  The CEO undertakes a self-assessment of performance against the approved annual objectives

  •
  Annual anonymous evaluation of the CEO's individual performance by the independent directors on numerous factors, including leadership, strategic planning, financial performance, employee development and engagement, external and internal relations and interactions with the Board

  •
  An analysis of West's total performance over a multi-year period, a competitive benchmark analysis, and other relevant information is submitted to the independent directors

Working with the Compensation Committee's independent compensation consultant, the Chair of the Compensation Committee considers all this information in developing its recommendations for compensation, as discussed below in our "Compensation Discussion and Analysis."

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     BOARD AND DIRECTOR INFORMATION AND POLICIES

Corporate Responsibility

As a leader in our industry, we recognize our responsibility to conduct business in a sustainable manner and strive to be a good corporate citizen. Our CR efforts include six key areas of focus: Compliance and Ethics, Philanthropy, Diversity and Inclusion, Health and Safety, Environmental Sustainability and Quality. West's Management routinely reviews materials published by our shareholders and key customers and directly engages with these same stakeholders on governance and responsibility topics. We have also received multiple awards for our Corporate Responsibility efforts this year. Detailed below is a brief overview of our progress, which is generally made available in May on our website at www.westpharma.com/about-west/corporate-responsibility. Information on that website is updated periodically and believed to be true at the time it is posted, but it is not filed and does not constitute part of this Proxy Statement.

Compliance & Ethics.    Our Compliance and Ethics standards include holding ourselves to the highest standards of quality, integrity and respect as outlined in our Code of Business Conduct ("COBC"), described below, which is supported by our training program led by our Chief Compliance Officer, and our annual Compliance Week efforts.

Philanthropy.    West has long-placed importance in supporting charities, particularly as it relates to children, people with disabilities, healthcare and Science Technology Engineering and Math ("STEM") education in the communities where our team members live and work. In 2019, charitable giving by the Company, our employees and the Herman O. West Foundation totaled approximately $2.8 million. Importantly, we also recorded more than 8,000 hours of volunteerism by our team members across our global sites.

Diversity and Inclusion.    As discussed above, we strive to create and maintain a workplace rich with diverse people, talent and ideas, and to create an inclusive environment for all employees to succeed. We have increased awareness, adopted affirmative action programs to identify any gaps, and strengthened programs and policies, which includes a global anti-discrimination and anti-harassment policy. We also maintain a growing number of employee resource groups to support our culture of respect and inclusion.

Health and Safety.    Providing a healthy and safe environment for our employees is a fundamental responsibility for Management. We have developed and implemented new safety protocols and procedures to create a culture of safety, which incorporates behavior-based training and observations. We consistently aim to have a zero-injury workplace and monitor our progress to that goal, which has resulted in a reduction of injuries over the past four years by more than 66%. These goals are set using globally-recognized benchmarks included in our CEO's annual performance objectives.

Environmental Sustainability.    We strive to be stewards of a sustainable future by factoring environmental considerations into our decision making for raw materials, production processes and distribution methods. We exceeded our emissions, energy and water intensity goals established in 2013 for 2020 and reset them in 2019. West has also continuously improved our rating under the Carbon Disclosure Project about 5% annually since 2013, culminating in our highest rating ever in 2019.

Quality.    At West, we are committed to safeguarding the health and safety of patients who use our products and services. We provide high-quality products that are designed to be safe and effective for their intended use. Quality product and system controls are designed to ensure compliance with our high standards and applicable FDA current Good Manufacturing Practices, International Organization for Standardization standards and regulatory requirements. West utilizes customer feedback and in-process manufacturing data to improve processes and product performance. The Company continues to deliver industry-leading quality levels every year.

2019 Shareholder Outreach

Our Board considers its relationship with our shareholders to be important to effective corporate governance. To ensure that the Board considers shareholder views on compensation, corporate governance, corporate responsibility and other significant matters, we maintain an active shareholder engagement program. Throughout the year, Management meets with our actively-managed, institutional shareholders, which own a majority of our shares. At every Board meeting, Management discusses topics raised by our shareholders and solicits Board input.

One area of focus for us and our shareholders is the alignment of pay and performance in a manner that enhances shareholder value. Our shareholders have historically expressed support for our performance goals and metrics.

Additionally, Management continues to hear our shareholders express support for our corporate governance framework, Board membership and Board policies, including our tenure policies. Shareholder interest in environmental, social and governance matters has led to additional disclosures and progress in those areas with the Board's oversight.

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BOARD AND DIRECTOR INFORMATION AND POLICIES

Communicating with the Board

You may communicate with the Chair of the Board or the independent directors as a group by sending a letter addressed to the Board of Directors, c/o Corporate Secretary, West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, Pennsylvania 19341. Communications to a particular director should be addressed to that director at the same address. Our Corporate Secretary maintains a log of all communications received through this process. Communications to specific directors are forwarded to those directors. All other communications are given directly to the Chair of the Board who decides whether they should be forwarded to a Board committee or to Management for further handling.

Director Education and Onboarding

The Board believes shareholders are best served by Board members who are well versed in corporate governance principles and other subject matters relevant to board service. The Board arranges for a series of annual educational presentations on its calendar. Also, to encourage continuing director education, all directors may attend any director education programs they consider appropriate to stay informed about developments in corporate governance and the markets we serve. The Company reimburses directors for the reasonable costs of attending director education programs.

The Board also works with Management to ensure that new directors are onboarded through a robust process. The onboarding process includes educational meetings with all officers and other critical members of senior Management who provide insight into the Company's business, strategy and culture, the Board and its Committees, Company policies and fiduciary and legal obligations. All directors have access to online resources maintained by the Company which includes key charters, policies, procedures, principles, corporate governance documents, and similar information. Additionally, all directors are provided access to analyst reports, press releases, and the Company's strategic plan and investor presentations.

2020 Annual Meeting and Proxy Statement   |   21

     CORPORATE GOVERNANCE DOCUMENTS AND POLICIES

Corporate Governance Documents and Policies

Our principal governance documents are our Corporate Governance Principles, Board Committee Charters, director qualification standards, including our Independence Standards, and Code of Business Conduct. Aspects of our governance documents are summarized below. We encourage our shareholders to read our governance documents, as they present a comprehensive picture of how the Board addresses its governance responsibilities to ensure our vitality and success. The documents are available in the "Investors—Corporate Governance" section of our website at www.westpharma.com and copies of these documents may be requested by writing to our Corporate Secretary, West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341.

Corporate Governance Principles

Our Board has adopted Corporate Governance Principles to provide guidance to our Board and its committees on their respective roles, director qualifications and duties, Board and committee composition, organization and leadership. Our Nominating and Corporate Governance Committee reviewed and significantly updated our Corporate Governance Principles to meet best practices in corporate governance during 2017. In 2019, the Committee confirmed that the Corporate Governance Principles address our current and long-term business needs and enhanced our sections on diversity. Our Corporate Governance Principles address, among other things:

  •
  Statements of the Board's commitment to high ethical standards, principles of fair dealing and high ethical standards

  •
  The requirement to hold separate executive sessions of the independent directors

  •
  The importance of robust executive succession planning and the role of directors in succession planning

  •
  The Board's policy on setting director compensation and director share-ownership guidelines

  •
  Guidelines on Board organization and leadership, including the number and structure of committees and qualifications of committee members

  •
  The importance of diversity, inclusion and a diverse mix of backgrounds to the Company's long-term business needs

  •
  Guidelines on outside board memberships

  •
  Policies on making charitable contributions and prohibition of political contributions

  •
  Policies on access to Management

  •
  Requirements fostering leadership development by senior executives

  •
  Statements of our executive compensation philosophy and our independent auditor standards

  •
  Director orientation and education

  •
  Assessments of Board and Committee performance to determine their effectiveness

Ethics and Code of Business Conduct

All our employees, officers and directors are required to comply with our Code of Business Conduct as a condition of employment or service. The COBC covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, protection and proper use of our property and information and compliance with legal and regulatory requirements. The Board has adopted a comprehensive Compliance and Ethics Program, which was substantially updated in 2016, and has been reviewed and reaffirmed in subsequent years as meeting the needs of our Company, its shareholders and other stakeholders.

Additionally, the Board adopted a Supply Chain Policy Statement, as required under the laws of the United Kingdom, which are similar to those in California. This Supply Chain Statement indicates West's compliance with various acts and reaffirms our commitment to the Pharmaceutical Supply Chain Initiative ("PSCI"). PSCI supports the efforts of pharmaceutical suppliers to meet industry expectations about ethics, labor, health and safety, environmental and management systems, including a prohibition against the use of forced, bonded or indentured labor. These commitments are also reflected in our Business Partner Code of Conduct. Both codes are available here: www.westpharma.com/about-west/corporate-responsibility/compliance-and-ethics. Susan A. Morris is our Chief Compliance Officer and reports directly to the Audit Committee of the Board on all compliance matters. Ms. Morris trains the Board on compliance matters and delivers regular reports on program developments and initiatives to the Audit Committee and no less than annually to the full Board.

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CORPORATE GOVERNANCE DOCUMENTS AND POLICIES

Director Independence

Our Board has adopted a formal set of categorical Independence Standards. The Independence Standards meet or exceed the independence requirements of the NYSE corporate governance listing standards. Under the Independence Standards, a director must have no material relationship with us other than as a director. The Independence Standards specify the criteria for determining director independence, including strict guidelines for directors and their immediate families regarding employment or affiliation with us, members of our senior Management or their affiliates. The full text of the Independence Standards may be found under the "Investors—Corporate Governance" section on our website at www.westpharma.com.

The NCGC undertook its annual review of director independence in February 2020. As a result of this review, the NCGC recommended and the full Board concurred that no revision of the Independence Standards was required. Subsequently, the Board considered whether any relationships described under the Independence Standards between the Company and each individual director existed. The Board affirmatively determined that each of its non-employee directors is independent of the Company and Management as defined under the Independence Standards.

Related Person Transactions and Procedures

The Board has adopted written policies and procedures relating to the Nominating and Corporate Governance Committee's review and approval of transactions with related persons that are required to be disclosed in proxy statements under SEC regulations. A "related person" includes our directors, officers, 5% shareholders and their immediate family members.

Under these policies, the NCGC reviews the material facts of all related-person transactions, determines whether the related person has a material interest in the transaction and may approve, ratify, rescind or take other actions.

In approving a transaction, the Committee will consider, among other factors, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction.

The Committee reviews and pre-approves certain types of related person transactions, including certain transactions with companies at which the related person is an employee only, and charitable contributions that would not disqualify a director's independent status. The policy and procedures can be found in the "Investors—Corporate Governance" section of our website, www.westpharma.com.

We have no related person transactions required to be reported under applicable SEC rules.

Political Contributions and Lobbying

While we encourage directors, officers and employees to become involved in the political process in their individual capacity, including personal contributions to political campaigns, no West employee or director may conduct personal political activity on Company time or use Company funds, property or equipment for political activities. We comply with the laws related to contributing to, directly or indirectly, political organizations and government officials. Under our Corporate Governance Principles, the Board is responsible for overseeing the process used by the Company to ensure the Company's policy prohibiting political contributions is effectively implemented.

The Company made no political contributions in 2019 but does hold membership in recognized and reputable industry groups that may conduct lobbying activities.

Anti-Hedging and Pledging Policies

We prohibit directors, officers and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which would allow them to continue to own our common stock, but without the full risks and rewards of ownership. We also prohibit directors, executive officers and other senior employees from engaging in pledging or hypothecating our securities as collateral for a loan without demonstrating to the General Counsel that a director or officer has the financial capacity to repay the loan. It is expected that this exception would be permitted only in exceedingly rare circumstances. No pledging is permitted to cover margin debt. Additionally, no West securities may be held in a margin account by directors or officers because there is a risk of the shares being sold without consent. Directors and officers are prohibited from engaging in short sales or other short-position transactions in West securities as well.

2020 Annual Meeting and Proxy Statement   |   23

     CORPORATE GOVERNANCE DOCUMENTS AND POLICIES

Share Ownership Goals

Directors.    To encourage significant share ownership by our directors and further align their interests with the interests of our shareholders, directors are expected to acquire within three years of appointment, and to retain during their Board tenure, shares of our common stock equal in value to at least five times their annual retainer. The ten directors elected prior to 2020 meet this requirement, including directors who are still within the initial three-year period. Mr. Friel, who was appointed in February 2020, has not yet met the ownership goal, but is expected to do so during the required period.

Officers.    Share ownership goals further align an officer's interests with those of our shareholders and encourage a long-term focus. Within five years of attaining their position, all executive officers must acquire shares of common stock with a value equal to designated multiples of their base salary. The Compensation Committee established a goal of six times base salary for the CEO and two times base salary for all other executive officers. A full description of the officer share ownership requirements can be found in our "Compensation Discussion and Analysis."

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STOCK OWNERSHIP

Stock Ownership

The table below shows the number of shares of our common stock beneficially owned as of March 5, 2020, by each of our directors, each NEO and all current directors and executive officers as a group. For executive officers, in addition to shares owned directly, the number of shares includes: (a) vested shares held in employee participant accounts under our 401(k) plan, Nonqualified Deferred Compensation Plan for Designated Employees ("Employee Deferred Compensation Plan") and Employee Stock Purchase Plan; and, (b) time-vested restricted stock and Restricted Stock Units ("RSUs") held in various incentive plan accounts, unless receipt of those shares has been deferred. For non-employee directors, in addition to shares owned directly, the common stock column includes vested deferred stock and stock-settled stock units awarded under the Nonqualified Deferred Compensation Plan for Non-Employee Directors ("Director Deferred Compensation Plan").

Name	Common Stock	Options Exercisable Within 60 Days	Percent of Class
Silji Abraham	6,197	7,300	*
Bernard J. Birkett	10,322	7,296	*
Mark A. Buthman	38,222	-0-	*
William F. Feehery	26,843	-0-	*
Robert F. Friel	244	-0-	*
Eric M. Green	79,337	512,856	*
Thomas W. Hofmann	40,412	-0-	*
Paula A. Johnson	45,275	-0-	*
Deborah L. V. Keller	6,200	-0-	*
Myla P. Lai-Goldman	14,940	-0-	*
Douglas A. Michels	40,608	-0-	*
George L. Miller	25,376	72,725	*
David A. Montecalvo	5,246	31,216	*
Paolo Pucci	6,490	-0-	*
Patrick J. Zenner	73,920	-0-	*
All directors and executive officers as a group (19 persons)	451,274	743,095	1.6%

*
Less than one percent of outstanding shares.

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     STOCK OWNERSHIP

Based on a review of filings with the SEC, we have determined that the persons listed below hold more than 5% of the outstanding shares of our common stock as of March 6, 2020. Unless otherwise stated, each holder has sole voting and dispositive power over the shares listed.

Name and Address of Beneficial Owner	Shares		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	8,158,920	(2)	11.0%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	7,499,113	(1)	10.1%
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	6,830,989	(3)	9.2%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	4,445,600	(4)	6.0%

(1)
Includes sole voting power over 7,714,593 shares and sole dispositive power over all shares listed.
(2)
Includes sole voting power over 57,957 shares, shared voting power over 15,787 shares, shared dispositive power over 7,434,843 shares and shared dispositive power over 64,270 shares.
(3)
Includes sole voting power over 1,872,812 shares and sole dispositive power over all shares listed.
(4)
Franklin Advisers, Inc. ("FAS") and its affiliates have sole voting and dispositive power over all shares listed. FAS is an investment management subsidiary of Franklin Resources, Inc. ("FRI"). FRI treats FAS as having sole investment discretion and voting authority for all shares listed. Additionally, Charles B. Johnson and Rupert H. Johnson ("Principal FRI Shareholders") are each shareholder of more than 10% of FRI, but also do not claim investment or voting interests in the Company stock held by FRI. However, FRI believes that FAS and the Principal FRI Shareholders are a "group" for purposes of applicable securities law.

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DIRECTOR COMPENSATION

Director Compensation
2019 Non-Employee Director Compensation

Our Director compensation structure is reviewed annually by the Board in consultation with Pay Governance LLC ("Pay Governance"), our independent compensation consultant. After this review, the Board determined to increase certain compensation elements effective January 1, 2019. The primary changes were a $10,000 increase in the annual Board membership retainer, a $20,000 increase in the value of the Chair of the Board retainer and a $30,000 value increase in RSUs. The changes were the result of market adjustments to keep us competitive with members of our Business Segment Group (discussed in our Compensation Discussion and Analysis) and to account for the additional time needed as directors' roles have grown. This was the first increase to the fee paid to the Chair of the Board since separating the role from the CEO in 2015. Additionally, by increasing the annual RSU grant value more than the cash retainer (18.8% vs. 12.5%), we slightly increased the ratio of at-risk equity-based elements to fixed income. Lastly, the Chair's additional award, which had historically been subject to an annual election by the Chair to receive as cash or quarterly-vesting restricted shares, was revised to automatically be paid 50% in cash and 50% in an increase to the Chair's annual RSU award vesting annually. This change was made to codify the receipt of equity based on the historical split and to harmonize the equity awards that directors receive. The revised compensation structure is set forth below.

Compensation Item	Amount
Annual Retainers and Chair Fees
Board membership	$90,000
Chair of the Board	120,000*
Audit Committee Chair	20,000
Compensation Committee Chair	20,000
All Other Committee Chairs	10,000
RSUs	190,000

*
$60,000 of this value is delivered as an increase in the Chair's annual Board membership retainer cash and the remaining $60,000 is delivered as an increase in the Chair's RSU award subject to the same one-year vesting schedule applicable to the RSU award.

The following table shows the total 2019 compensation of our non-employee directors. Robert F. Friel was not appointed a Director until February 2020, and, therefore had no compensation or stock outstanding during 2019. His 2020 compensation and stock will be reported in next year's Annual Proxy Statement.

2019 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Mark A. Buthman	90,000	189,991	26,796	306,787
William F. Feehery	100,000	189,991	18,853	308,844
Thomas W. Hofmann	110,000	189,991	28,700	328,691
Paula A. Johnson	90,000	189,991	33,730	313,721
Deborah L. V. Keller	90,000	189,991	3,871	283,862
Myla P. Lai-Goldman	100,000	189,991	10,215	300,206
Douglas A. Michels	110,000	189,991	28,843	328,834
Paolo Pucci	100,000	189,991	4,081	294,072
John H. Weiland*	31,648	-0-	204,402	236,050
Patrick J. Zenner	150,000	249,963	44,328	444,291

*
Mr. Weiland did not stand for reelection at the 2019 Annual Meeting of Shareholders, and, therefore, his service as a member of the Board of Directors ended on May 6, 2019.

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     DIRECTOR COMPENSATION

Fees Earned or Paid in Cash

The amounts in the "Fees Earned or Paid in Cash" column are retainers earned for serving on our Board, its committees and as committee chairs and Chair, as applicable. All annual retainers are paid quarterly. In 2019, we moved from paying in arrears to paying current, and, therefore, continuing directors received two payments in the first quarter—one related to the fourth quarter of 2018 and one for the current quarter. This change did not result in any increase in compensation earned overall with respect to 2019, and merely affected timing. For Mr. Zenner this amount includes his cash fees for serving as Chair of the Board. The amounts are not reduced to reflect elections to defer fees under the Director Deferred Compensation Plan. During 2019, Mr. Buthman deferred 100% of his fees, and no other deferred any of their fees.

Stock Awards

The amounts in the "Stock Awards" column reflect the grant date fair value of stock-settled RSU awards made in 2019 and the grant date fair value as determined under Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") Topic 718. In 2019, each continuing non-employee director was awarded 1,561 RSUs, with a grant date fair market value of $121.40 per share based on the closing price of our common stock on the award date, May 7, 2019. These awards had a grant date fair value of approximately $190,000. For a discussion on RSU grant date fair value, refer to Note 14 of the consolidated financial statements in our 2019 Annual Report.

RSUs are granted on the date of our Annual Meeting and fully vest on the date of the next Annual Meeting so long as a director remains on the Board as of that date. Generally, all unvested grants of equity forfeit upon termination. However, if a director retires during the calendar year that he or she reaches our mandatory retirement age, the award will vest on a monthly basis through retirement.

Stock-settled RSUs are distributed upon vesting, unless a director elects to defer the award under the Director Deferred Compensation Plan. In 2019, all directors elected to defer their RSU awards. All awards are distributed as shares of common stock, as described below. When dividends are paid on common stock, additional shares are credited to each director's deferred stock account as if those dividends were used to purchase additional shares.

For Mr. Zenner, this column also includes the 494 RSUs received out of the portion of his $60,000 Chair's annual retainer, that is payable in RSUs as described above. The RSUs, which had a grant date fair value of $121.40 per share, will vest 100% at the 2020 Annual Meeting assuming he remains in service as a director through that date. These RSUs are also earn dividend equivalents.

The table below shows the number of outstanding stock awards held by each director at year-end. No directors have any outstanding options. Mr. Friel was not appointed a director until 2020 and, therefore, had not outstanding stock awards on December 31, 2019.

Outstanding Director Stock Awards at Year-End 2019

Board Member	Unvested Restricted Stock Awards (#)	Vested Annual Stock Awards (#)	Unvested Annual Deferred Stock and Stock-Settled RSU (#)	Total Outstanding Stock Awards (#)
Mark A. Buthman	-0-	36,615	1,568	38,183
William F. Feehery	-0-	25,248	1,568	26,816
Thomas W. Hofmann	-0-	38,803	1,568	40,371
Paula A. Johnson	-0-	43,662	1,568	45,230
Deborah L. V. Keller	-0-	4,626	1,568	6,194
Myla P. Lai-Goldman	-0-	13,357	1,568	14,925
Douglas A. Michels	-0-	30,640	1,568	32,208
Paolo Pucci	-0-	4,915	1,568	6,483
John H. Weiland*	-0-	49,230	-0-	49,230
Patrick J. Zenner	248	60,215	1,568	62,031

*
Mr. Weiland's service ended May 6, 2019, and he received a distribution of 1,646 shares during 2019.

All Other Compensation

The amounts in the "All Other Compensation" column are Dividend Equivalent Units ("DEUs") credited to accounts under the Director Deferred Compensation Plan and $1,500 charitable donations made by Paula Johnson, which were matched by the Company's foundation. Additionally, for Mr. Weiland, this amount includes a retirement gift with a fair market value of $16,000

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DIRECTOR COMPENSATION

and a distribution under the Director Deferred Compensation Plan upon the end of his service of 1,646 shares with a per-share value of $121.40 and a total fair market value of $199,824.

Director Deferred Compensation Plan

All non-employee directors may participate in the Director Deferred Compensation Plan, which permits participants to defer all or a part of their annual cash compensation until their Board service terminates. Deferred fees may be credited to a "stock-unit" account that is deemed invested in our common stock or to an account that earns interest at the prime rate of our principal commercial bank. Stock-unit accounts are credited with DEUs based on the number of stock units credited on the dividend record date.

The value of a director's account balance is distributed on termination of Board service. The value of a director's stock-unit account is determined by multiplying the number of units credited to the account by the fair market value of our common stock on the termination date.

RSUs that a director elects to defer (and all shares of deferred stock) are distributed in shares of stock. Pre-2014 stock units may be distributed in cash in lieu of stock, if a director made an election in 2013. All post-2013 stock units are only distributable in stock. Partial shares are distributed in cash.

Directors may receive their distribution as a lump sum or in up to ten annual installments. Separate elections apply to amounts earned and vested before January 1, 2005 and amounts earned and vested after December 31, 2004, which solely applies to Mr. Zenner. If a director elects the installment option, the cash balance during the distribution period will earn interest at the prime rate of our principal commercial bank and deferred stock and stock-settled units will be credited with DEUs until paid.

The following table summarizes the amounts credited to each Director Deferred Compensation Plan account as of December 31, 2019: All values on the following table are determined by multiplying the number of stock units or shares of deferred stock, as applicable, by $150.33, the fair market value of a share of stock on December 31, 2019. A portion of the stock units reported below may relate to deferred compensation that has previously been reported in the "Fees Earned or Paid in Cash" column for the year the underlying compensation was earned by the director. Mr. Friel had no balance in the Director Deferred Compensation Plan on December 31, 2019.

Director Deferred Compensation Plan at Year-End 2019

Board Member	Cash-Settled Stock Units Value ($)	Vested Stock— Settled Unit and Deferred Stock Value ($)	Unvested Deferred Stock and RSU Value ($)	Total Account Balance ($)
Mark A. Buthman	-0-	5,504,354	235,777	5,740,131
William F. Feehery	-0-	3,795,473	235,777	4,031,250
Thomas W. Hofmann	-0-	5,833,237	235,777	6,069,014
Paula A. Johnson	-0-	6,563,648	235,777	6,799,425
Deborah L. V. Keller	-0-	695,383	235,777	931,160
Myla P. Lai-Goldman	-0-	2,007,978	235,777	2,243,755
Douglas A. Michels	1,256,595	4,606,150	235,777	6,098,522
Paolo Pucci	-0-	738,836	235,777	974,614
John H. Weiland	2,187,884	7,400,694	-0-	9,588,578
Patrick J. Zenner	-0-	9,052,119	272,989	9,325,108

*
Mr. Weiland's service ended May 6, 2019, and he received a distribution equal to $199,824 during 2019.

2020 Annual Meeting and Proxy Statement   |   29

     COMPENSATION COMMITTEE REPORT

Compensation Committee Report

Set forth below is the Compensation Discussion and Analysis, which outlines West's executive compensation programs and policies and how such policies are used to align executive compensation with business performance and shareholder return. This section describes our executive compensation programs for 2019, the compensation decisions made under those programs and the factors considered by the Committee in making those decisions.

In performing its governance function, the Compensation Committee has reviewed and discussed with Management the "Compensation Discussion and Analysis." Based on its review and discussion with Management, the Compensation Committee recommended to the Board, and the Board approved, the inclusion of the "Compensation Discussion and Analysis" in this Proxy Statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Compensation Committee
Douglas A. Michels, Chair Mark A. Buthman William F. Feehery Thomas W. Hofmann

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

The 2019 Compensation Discussion and Analysis describes and provides disclosure about the objectives and policies underlying our executive compensation program. It details the compensation for each of our Named Executive Officers ("NEOs") and the factors considered by the Committee when making compensation decisions. The NEOs for 2019 are as follows:

  •
  Eric M. Green, President and Chief Executive Officer;

  •
  Bernard J. Birkett, Senior Vice President and Chief Financial Officer;

  •
  George, L. Miller, Senior Vice President, General Counsel and Corporate Secretary;

  •
  David A. Montecalvo, Senior Vice President and Chief Operations and Supply Chain Officer;

  •
  Silji Abraham, Senior Vice President, Chief Digital and Transformation Officer;

  •
  Karen A. Flynn, Former Senior Vice President and Chief Commercial Officer.(1)

(1)
Ms. Flynn retired on December 31, 2019

Executive Summary: 2019 Performance at a Glance

West's long-term business strategy includes growing and expanding our products and services to meet the unique needs of our customer groups, operating with excellence to drive efficient utilization of our global manufacturing footprint and building the capabilities of our team to address current and future business needs. This strategy drives our long-term financial construct to grow sales by six to eight percent annually, and achieve improved profitability year-over-year, in turn creating a sustainable business that will meet the needs of our customers, patients, shareholders, and employees. Our five-year TSR through December 31, 2019 was 207%.

Highlights of our 2019 performance include the following:

Our strategy to globalize our operations and address the unique needs of the distinct customer groups we serve with a market-led focus, has delivered another strong year of growth for the Company. Some of the trends we are seeing in the pharmaceutical and biotech industry are driving our business today, and will fuel our long-term growth strategy, including the following:

  •
  Biotechnology has emerged as one of the most promising sources of therapies and products for patient care, leading to a rise in FDA-approved drugs derived from biologics.

  •
  Research has demonstrated that in certain circumstances subcutaneous administration can be as effective as IV administration, while significantly reducing infusion-related reactions and administration time.

  •
  Self-administration is driving key industry developments, most notably the rise of combination products that place easy-to-use delivery systems in the hands of individual patients.

  •
  The regulatory landscape is evolving, particularly related to combination products. Both the FDA and the European Union have introduced updated guidance on how such products are reviewed and approved for sale, and the quality and regulatory documentation that is required.

Each year, we have seen growing interest and demand for our high-value product offerings, delivery device platforms and our contract-manufacturing services. Customers are also coming to West for our scientific expertise and insight into the regulatory landscape that governs our industry. This demand has translated into positive results for the business. In 2019, we reported:

  •
  Full-year 2019 sales of $1.840 billion grew 7.1%; organic sales growth was 10.0%; sales from a recent acquisition contributed an additional 10 points of growth; currency translation reduced sales by 300 basis points.

  •
  Full-year 2019 reported-diluted EPS of $3.21 increased 17%. Full-year 2019 adjusted-diluted EPS of $3.24 increased 15%.

  •
  Full year 2019 gross profit margin was 32.9%, a 110-basis point increase from the prior year. Our Proprietary Products segment gross profit margin expanded by 150 basis points, and the Contract-Manufactured Products segment gross profit margin increased by 10 basis points.

  •
  Full-year 2019 operating cash flow was $367.2 million, an increase of 27%. Capital expenditures were $126.4 million, compared to $104.7 million over the same period last year, and represented 6.9% of full-year 2019 net sales. Free cash flow (operating cash flow minus capital expenditures) was $240.8 million, an increase of over 30%.

The foregoing discussion is qualified by the information contained in the performance graph in our 2019 Annual Report, the "Financial Measures and Adjustments" section beginning on page 42 of this Proxy Statement and our non-U.S. GAAP reconciliation set forth in the Form 8-K filed February 13, 2020.

2020 Annual Meeting and Proxy Statement   |   31

     COMPENSATION DISCUSSION AND ANALYSIS

(1)
Based on 2019 Consolidated Net Sales.

(2)
Please refer to our Forms 8-K reports dated February 13, 2020 and January 9, 2019 for the reconciliation of non-U.S. GAAP financial matters.

(3)
Source: NASDAQ IR Insight

2019 Committee Actions and Rationale

Executive Compensation Actions & Results
Reaffirmed West's compensation philosophy of pay-for-performance that aligns executives' incentive compensation with Company performance and stakeholder interests on both a short- and long-term basis, without promoting excessive risk

Further refined the Company's AIP to drive stronger alignment with our business objectives; Assigned all Corporate Officers to the Corporate AIP pool to drive overall performance and alignment to our One West value
Reaffirmed continuation of the two-comparator group approach used for executive and director pay and pay-for-performance benchmarking

Governance and Compensation

Executive Compensation Philosophy

Our compensation philosophy is to provide competitive executive pay opportunities tied to our short-term and long-term success. This overriding pay-for-performance approach enables us to attract, motivate and retain the type of executive leadership that will help us achieve our strategic objectives and realize increased shareholder value. To achieve these goals, we have adopted the following program objectives:

  •
  Reward achievement of both operating performance and strategic objectives

  •
  Align the interests of West's leaders to those of our investors by varying compensation based on both short-term and long-term business results and delivering a large portion of the total pay opportunity in West stock

  •
  Differentiate rewards based on performance against business objectives to drive a pay-for-performance culture, with a major portion of executive pay based on achievement of financial performance goals

  •
  Promote a balanced incentive focus that does not encourage unnecessary or unreasonable risk-taking

  •
  Be market-competitive to attract and retain highly qualified senior leaders needed to drive a global enterprise

32   |   2020 Annual Meeting and Proxy Statement

Best Practices that Support Our Executive Compensation Philosophy

The Compensation Committee oversees the governance, design and administration of our executive compensation programs and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends.

We continue to incorporate leading design and governance practices into our compensation programs.

What We Do	What We Don't Do

✓

Target Total Direct Compensation at the 50th percentile of our comparator group companies

✓

Provide most of the compensation through performance-based incentives

✓

Conduct realizable-pay-for-performance analyses of our CEO compensation and use tally sheets to provide additional information on the appropriateness and function of our executive pay

✓

Incorporate in our CIC agreements a "double-trigger" feature requiring termination of employment to receive benefits

✓

Require executive officers to meet West stock ownership guidelines and to take a portion of their annual incentive bonus in West shares until ownership guidelines are met

✓

Cancellation or recovery of incentive compensation based on achievement of specified financial results that are the subject of a subsequent restatement or amounts determined to have been inappropriately received due to fraud, misconduct or gross negligence

✓

Engage with an independent consultant to review compensation programs and decisions

✗

No hedging, pledging or engaging in any derivatives trading with respect to our common stock

✗

No repricing or exchange of awards without shareholder approval

✗

No individual severance agreements for executive officers other than CEO

✗

No tax gross-ups

✗

No guaranteed incentive payouts

✗

No accelerated vesting of equity awards for executive officers

✗

No above-market returns on deferred compensation plans

Say-on-Pay

Each year, we hold a shareholder "Say-on-Pay" advisory vote to assess the support for the compensation of our NEOs as disclosed in our Proxy Statement. In 2019, our Say-on-Pay proposal received almost 98% support, consistent with each of the previous three years.

2020 Annual Meeting and Proxy Statement   |   33

     COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Program Design

The specific elements of West's executive compensation programs are:

Element	Objective	Type	Key Features
Base Salary	Fair and competitive compensation to attract, retain and reward executive officers by providing a fixed level of cash compensation tied to experience, skills and capability relative to the market	Cash

•

Annual cash compensation that is not at risk

•

Targeted at the 50th percentile of our compensation comparator groups, with variations based on experience, skills and other factors

•

Reviewed annually with adjustments considered based on level of pay relative to the market, individual and Company performance

Short-Term Annual Incentive	Focuses executives on annual results by rewarding them for achieving key budgeted financial targets

Links executives' incentives with those of shareholders by promoting profitable growth

Helps retain executives by providing market-competitive compensation

Cash

•

Annual cash incentive based on achievement of key business metrics: Net Sales, EPS, OCF and Gross Profit

•

Annual award payouts may vary from 0% to 150% of the targeted award based on achievement

•

Threshold performance required to achieve payment is 85% of target performance goal

Long-Term Incentive Compensation (100% Equity)	Aligns executives' interests with those of shareholders by linking compensation with long-term Company and stock price performance that benefits our employees and shareholders

Serves as both an incentive and retention vehicle for executives through multi-year PSUs and stock options

Promotes a balance of longer-term risk and reward, without encouraging unnecessary or unreasonable risk taking

Annual PSU Grant (50% of long-term incentive compensation award fair market value ("FMV"))

•

PSUs are settled three years from the grant date based on business results over a three-year performance period

•

PSUs (inclusive of DEUs) are paid in shares of Company common stock upon vesting

•

The number of shares (inclusive of accrued DEUs) that may be earned over the performance period is based on achievement against target of two equally weighted measures—Sales CAGR and ROIC—and can range from 0% to 200% of the target award

•

Threshold performance required to achieve payment is 70% for each target performance metric

Annual Nonqualified Stock Option Grant (50% of long-term incentive compensation award FMV)

•

Annual awards vest in four equal annual installments and expire 10 years from the grant date

•

Option exercise prices must be equal to (or exceed) the closing price on the grant date

•

DEUs are not provided on options

Time-Vesting Restricted Stock Units and Retention Options

•

Typically, only used to attract talented executives who are foregoing compensation from prior employer

•

Provides a retention tool for new executives, provides an immediate ownership stake in the Company and alignment with shareholders through an incentive to increase the stock value

34   |   2020 Annual Meeting and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Element	Objective	Type	Key Features
Retirement	Attracts and retains executives by providing a level of retirement income and retirement savings in a tax-efficient manner	Retirement Plan

•

Provides retirement income for eligible participants based on years of service and earnings up to U.S. Internal Revenue Code ("Code") limits

•

Provides a defined-benefit plan to pre-2017 hires that transitioned to a cash-balance plan formula in 2007, which was frozen in December 2018

•

Replaced with a non-elective defined contribution amount to our 401(k) Plan in January 2019

Supplemental Executive Retirement Plan, "SERP"

•

Previously provided retirement income, on a nonqualified basis, in excess of Code limits on the same basis as the Retirement Plan

•

Eligibility was frozen for the SERP in 2017 and benefit accrual ceased in 2018

401(k) Plan

•

Qualified 401(k) plan that provides participants the opportunity to defer taxation on a portion of their income, up to Code limits, and receive a match of 100% on the first 3% and 50% on the next 2% and, in some cases, a non-elective Company contribution

Employee Deferred Compensation Plan

•

Extends, on a nonqualified basis, the 401(k) plan deferrals in excess of Code limits on the same terms and permits deferral of AIP and PSU awards

•

Executives may elect to defer up to 100% of their annual cash compensation

Other Compensation	Perquisites and Other Benefits		• Rarely provided except in exceptional circumstances due to unique situations

Pay Mix

The chart below illustrates the percentage weighting of each compensation element that comprises the 2019 target TDC for the CEO and the average for the other NEOs.

2020 Annual Meeting and Proxy Statement   |   35

     COMPENSATION DISCUSSION AND ANALYSIS

Factors Used in the Compensation Process

Compensation Committee

The Compensation Committee (or the "Committee" in this section of the Proxy Statement) reviews and approves the compensation elements and the compensation targets for each of our executive officers. The Committee also makes determinations with respect to the AIP as it relates to our executive officers, including the approval of annual performance goals and subsequent full-year achievement against those goals. It administers all elements of the Company's LTI plan, and approves the benefits offered to executive officers. Compensation decisions for the CEO are reviewed and approved by the full Board of Directors.

The Committee uses its judgment in making decisions about individual compensation elements and total compensation for our NEOs. This judgment is informed by competitive market data but primarily is focused on each NEO's performance against his or her individual performance objectives, as well as the Company's overall financial performance and the financial performance of the function or areas of operational responsibility for each NEO.

In making its decisions, and with guidance from our independent compensation consultant, Pay Governance, the Committee uses several resources and tools, including competitive market information, compensation trends within our comparator groups, where available, and realizable pay versus performance analysis.

The Committee also reviews "tally sheets" for each of our executive officers as one of the tools to help assess the alignment of NEO pay with our performance and compensation philosophy. The tally sheets include salary, equity and non-equity incentive compensation and the value of compensation that would be paid in various termination scenarios. The tally sheets help the Committee to understand the magnitude and interplay of the various components of our compensation programs.

Finally, the Committee evaluates the Company's compensation programs on an annual basis to ensure that our plans do not induce or encourage excessive risk-taking by participants.

Management

Our CEO and Chief Human Resources Officer annually review with the Committee the performance of each executive officer and recommend to the Committee annual merit salary adjustments and any changes in annual or long-term incentive opportunities or payouts for these officers, except for the CEO. The Committee considers Management's recommendations along with data and recommendations presented by Pay Governance.

The CHRO serves as the liaison between the Committee and Pay Governance, providing internal data on an as needed basis so that Pay Governance can produce comparative analyses for the Committee. In addition, the Company's Human Resources, Finance and Law Departments support the work of the Committee by providing information, answering questions and responding to various requests of Committee members as required.

Independent Compensation Consultant

The Committee has engaged Pay Governance as its independent consultant to assist the Committee in evaluating the executive compensation program. The consultant provides no services to us other than advice to the Committee on executive compensation matters (including CIC matters) and to our Nominating and Corporate Governance Committee on director compensation. In 2019, the Committee reaffirmed Pay Governance to be independent from the Company under the applicable NYSE and SEC regulations.

During 2019, Pay Governance performed the following tasks for the Committee:

  ✓
  Provided competitive market data for the compensation of the executive officer group and provided input to the Committee regarding officer pay recommendations (including the CEO)

  ✓
  Assessed incentive plan performance difficulty and provided related context regarding performance metric selection

  ✓
  Updated the Committee on executive compensation trends and regulatory developments

  ✓
  Prepared a realizable pay analysis for the CEO

  ✓
  Assisted with the Company's review of our comparator groups

  ✓
  Provided input on compensation program design and philosophy

  ✓
  Monitored trends and analysis in executive and equity compensation

  ✓
  Conducted a comprehensive broad-based review of our compensation practices

36   |   2020 Annual Meeting and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

External Benchmarking

In support of our compensation philosophy, we reference the median compensation values of two compensation comparator groups, which we refer to as the "Business Segment Group" and the "Broad Talent Market Group." Data from both the Business Segment Group (which generally is applicable to the CEO and CFO) and Broad Talent Market Group are used to determine competitive pay practices for our CEO and executive officers in a wholistic manner.

The Business Segment Group is composed of public companies with operational and customer characteristics like our own business operations. These companies initially are identified by Pay Governance and then approved by the Committee with input from Management based on the following criteria: (1) size (approximately one-half to two times our annual sales); (2) industry (healthcare equipment/supplies, industrial manufacturing and life sciences tools/services); and (3) operating structure such as:

  •
  Global footprint with multi-plant manufacturing capabilities

  •
  Similar raw materials and products (elastomers, plastics, metals), and similar intellectual property profile

  •
  Similar customer characteristics (complex sales cycle, quality requirements, regulatory requirements)

The Broad Talent Market Group is a larger and broader sampling of size-appropriate companies that participate in the Willis Towers Watson annual executive compensation database. Unlike the Business Segment Group, the Committee does not select individual members of the Broad Talent Market Group. Companies within the Broad Talent Market Group have annual revenues between 500 million and four billion U.S. Dollars and operate in industries that are similar, but not identical to our own industry. Industries included are: Chemicals and Gases; Electrical and Scientific Equipment and Components; Medical Supplies and Equipment; and, Pharmaceutical and Biotechnology.

Given our size and business portfolio, it is challenging to identify a robust sample of appropriate market compensation peers that fit conventional criteria. Therefore, we believe that using a balance of business and talent market references that reflect companies with which we compete for business and capital, and more broadly, those with which we compete for talent, provides the Committee with decision-quality data and context, and reasonably represents our labor market for executive talent.

Below is a chart that lists each company included in the 2019 Business Segment Group and some key data the Committee considered in making the selection for inclusion. The sales data below are generally from 2019 public annual reports with respect to each company, with market capitalization data as of December 31, 2019. All amounts are in millions of U.S. Dollars.

Business Segment Group

Company	Industry	Sales	Market Capitalization
AptarGroup, Inc. (ATR)	Materials	$2,765	$7,544
Catalent Inc. (CTLT)	Pharmaceuticals	$2,463	$7,758
CONMED Corporation (CNMD)	Healthcare Equipment and Services	$860	$2,440
The Cooper Companies, Inc. (COO)	Healthcare Equipment and Services	$2,533	$16,275
DENTSPLY SIRONA Inc. (XRAY)	Healthcare Equipment and Services	$3,986	$13,777
Edwards Lifesciences Corp (EW)	Healthcare Equipment and Services	$3,723	$40,289
Gerresheimer AG (GXI.DE)	Pharmaceuticals, Biotechnology and Life Sciences	$1,549	$2,348
Haemonetics Corporation (HAE)	Healthcare Equipment and Services	$904	$6,021
IDEXX Laboratories, Inc. (IDXX)	Healthcare Equipment and Services	$2,213	$23,560
Avanos Medical (AVNS)	Healthcare Equipment and Services	$687	$2,001
Integer Holdings Corp (ITGR)	Healthcare Equipment and Services	$1,215	$2,714
Invacare Corporation (IVC)	Healthcare Equipment and Services	$972	$183
ResMed Inc. (RMD)	Healthcare Equipment and Services	$2,340	$17,217
Steris Plc. (STE)	Healthcare Equipment and Services	$2,620	$12,258
Teleflex Inc (TFX)	Healthcare Equipment and Services	$2,448	$15,449
Varian Medical Systems (VAR)	Healthcare Equipment and Services	$2,919	$12,480
WEST	Healthcare Equipment and Services

2020 Annual Meeting and Proxy Statement   |   37

     COMPENSATION DISCUSSION AND ANALYSIS

Executive Officer Stock Ownership Guidelines

Within five years of appointment, Officers are expected to acquire shares of West common stock with a value equal to the following:

CEO	Other NEOs
6 times base salary	2 times base salary

In 2019, the Committee reviewed and updated the ownership guidelines to further clarify and align to market practice. The Committee reviewed peer group guidelines and consulted with Pay Governance to identify market practice. The following illustrates the type of equity holdings that count towards stock ownership requirements:

What Counts	What Does Not Count

✓

100% of West shares owned personally or by members of the immediate family sharing the same household

✓

100% of vested shares of West stock held in a qualified or non-qualified deferred compensation plan

✓

60% of unvested RSUs

✓

Unrestricted bonus stock, not a part of matching contributions but subject to matching contribution holding requirements

✗ Unvested stock options and PSUs ✗ Unexercised, vested stock options ✗ Restricted bonus stock subject to matching contribution holding requirements

Until individual share ownership goals are met, executives will receive 25% of their annual bonus in West stock. If after five years the required share ownership has still not been met, the officer must retain 100% of net shares resulting from any equity award vesting or stock option exercise and will have 50% of their annual bonus paid in stock.

As of December 31, 2019, Mr. Green and Mr. Miller have met their holding requirements. Mr. Birkett, Mr. Montecalvo, and Mr. Abraham have not; however, all are within their 5-year attainment period. Mr. Montecalvo has until 2021 to meet the guidelines, and Mr. Birkett and Mr. Abraham each have until 2023.

Impact of Business Results on our 2019 Incentive Plans

We have designed our compensation programs to align the pay of our senior executives with both short-term and long-term financial results and the performance of our stock. As such, the majority of pay for our CEO and other NEOs is performance-based and is impacted by our financial results and stock price performance. During 2019, 16% of Mr. Green's Total Direct Compensation was variable based on short-term business performance and 68% was based on long-term goals. For our other executives, approximately 22% of their TDC was variable based on short-term business performance and 44% was based on long-term goals.

Above target achievement of financial metrics for 2019, resulted in a payout greater than 100% for our short-term incentive plan, while below target results from the first two years of our long-term incentive plan generated a payout below 100%.

Our AIP paid out at 123.8% of target for the Corporate plan due to above target achievement in all three metrics, driven primarily by a 11.2% overachievement of the Operating Cash Flow target, and 7.2% overachievement of the EPS target.

Our LTI plan is equally based on achieving sales CAGR and ROIC targets. The payout for the 2017-19 performance period was 82.61% as both targets fell short of the target. The sales CAGR for this period achieved 84.9% of the 8.10% target resulting in a 74.8% payout factor, which is weighted 50% (contributing 37.40% to the payout), and our ROIC for this period achieved 94.3% of the target of 13.4% resulting in a 90.42% payout factor, which is also weighted 50% (contributing 45.21% to the payout).

38   |   2020 Annual Meeting and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Incentive Compensation: Important Facts about our Incentive Targets

As in previous years, the Committee evaluates and decides upon the appropriate financial measures to be considered in determining compensation payouts using the following principles:

  •
  Alignment with our growth strategy, supporting profitable growth while generating significant cash from operations; and driving long-term value creation for our customers, employees, investors and shareholders

  •
  Provide a clear line of sight to the stated goals of the Company, so that the targets are clearly understood and can be affected by the performance of our executives and employees

  •
  Attainable targets, but with a sufficient degree of "stretch" to support growth

  •
  Consistent with market practice

  •
  Currency neutral on sales in order to measure the underlying results of the business and help to ensure business leaders are making decisions that drive long-term sustainable growth rather than addressing short-term currency fluctuations or items impacting comparability

  •
  We make limited adjustments to metrics. At times, adjustments may need to be made when calculating results for awards such as for changes in financial accounting reporting regulations, unexpected changes in costs and other financial implications associated with corporate transactions

We continually test the robustness of our incentive targets and performance payout curves. The setting of our performance payout curves considers the following:

  •
  Performance levels necessary to achieve our long-term goals and deliver superior shareholder returns

  •
  The difficulty of achieving various levels of performance based on historical and anticipated future results

  •
  Metrics, program designs and results at companies in our Business Segment Group

  •
  Performance relative to our Business Segment Group and anticipated industry trends

The Committee annually reviews the target setting process to ensure adherence to our principles. This analysis is aided by a retrospective review of our performance compared to that of our competitors and is performed annually by the Board's independent compensation consultant, Pay Governance.

For 2019, we measured the following key financial metrics:

Plan	Financial Metric	Rationale

	Earnings per Share	A comprehensive measure of income and provides an emphasis on profitable growth while focusing managers on expense control

	Consolidated Net Sales	Provides a clear line-of-sight target for all members of our executive officer team as we strive to create value by growing our sales

AIP	Operating Cash Flow	Provides a focus on generating cash in the short term to fund operations, research and capital projects and focuses managers on cash generation

	Consolidated Gross Profit	Provides focus on targeting efforts on higher value product growth and improving operating efficiencies in our production facilities

LTI	Sales Compounded Annual Growth Rate	Provides an objective measure of net sales growth

	Return on Invested Capital	Drives efficient and disciplined deployment of capital

Note: All metrics are measured at actual foreign currency exchange ("FX") rates except for Consolidated Net Sales, which is measured at budget FX rates to remove the impact of currency fluctuations and allow for a year-to-year comparison.

2020 Annual Meeting and Proxy Statement   |   39

     COMPENSATION DISCUSSION AND ANALYSIS

Our Annual Incentive Compensation

Target Setting

At the beginning of each year, the Committee and the Board review and approve West's annual business objectives and set the metrics and weightings for the annual incentive program to reflect current business priorities. These objectives translate to targets for West and for each business unit for purposes of determining the target funding of the AIP. Performance against business objectives determines the actual total funding pool for the year, which can vary from 0% to 150% of total target incentives for all executives.

Our reported results may be adjusted when comparing to AIP targets for unusual events outside the control of Management including changes in accounting standards, tax regulations and currency devaluations. We may also exclude certain transactions such as material acquisition or disposition costs including restructuring charges particularly if these items were not included in the performance target. All adjustments are reviewed with and approved by the Committee. For 2019, the adjustments made were:

  •
  Net sales are reflected at budgeted foreign currency exchange rates rather than actual

  •
  Impact due to pension and 401(k) plan reclassification

  •
  Exclusion of:

  –
  Restructuring charges net of sale of building, which impacts EPS and Cash Flow

  –
  Tax law changes and one-time tax recovery

  –
  Argentina currency devaluation

  –
  Share repurchases

  –
  Pension settlement charge

  –
  Impact on Net Sales and EPS due to the acquisition of our South Korean distributor

Target Awards

The target annual incentive awards for our NEOs are set as a percentage of base salary. Target awards are reviewed annually to ensure alignment with our compensation philosophy of targeting each compensation element and TDC at the market median. Variances from this goal are based on an evaluation of competitive market data, internal equity considerations and individual performance. Our payout curve is structured to reflect our philosophy that Management should be rewarded for meeting or exceeding goals and payouts should diminish or are withheld when targets are missed.

The formula to determine each NEO's AIP total potential payment is as follows:

40   |   2020 Annual Meeting and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The payout factor is a pre-established multiplier that corresponds, on a sliding scale, to the achievement percentage of the AIP target objective so that if actual performance is less than target, the multiplier decreases on a sliding scale based on the achievement percentage and is based on the following chart:

Achievement %	Payout factor
<85%	0
85%	50.0%
95%	83.3%
100%	100.0%
105%	116.7%
110%	133.3%
≥115%	150.0%

Achievement that falls between any two achievement percentages is straight-line interpolated. The Committee has discretion to positively or negatively adjust payouts to account for exceptional circumstances.

The Committee reviews the AIP scoring, adjustments made thereto and approves the AIP funding level.

Earned incentives paid in 2020 with respect to 2019 results for each metric for our NEOs, all of whom participate in the Corporate metrics AIP, are shown below:

Plan	Metric	Weight	Target	Performance	% Target Achieved	% Payout	Earned Incentive
Corporate	Consolidated Revenue	20.0%	$1,805.8	$1,860.2	103.0%	110.0%	123.8%
	EPS	60.0%	$2.89	$3.10	107.2%	124.0%
	Operating Cash Flow	20.0%	$332.2	$369.5	111.2%	137.3%

2020 Annual Meeting and Proxy Statement   |   41

     COMPENSATION DISCUSSION AND ANALYSIS

Financial Measures and Adjustments

EPS growth for AIP purposes differs from the EPS reported in our Earnings Release under U.S. GAAP and is best explained by reconciling the results used for calculating AIP payments to U.S. GAAP and the Earnings Release. A reconciliation of the financial measures used for the AIP to our Earnings Release financials allows for a meaningful comparison. The following table contains unaudited reconciliations of 2019 U.S. GAAP Consolidated Net Sales, OCF and Reported-diluted EPS to Adjusted Net Sales, Adjusted OCF, and Adjusted-diluted EPS for AIP purposes relating to the 2019 AIP Performance Metrics and Achievement Table above. There were no other adjustments.

2019 Consolidated Performance

Reported-diluted EPS(1)	$3.21
Restructuring and related charges	0.04
Gain on restructuring-related sale of assets	(0.02)
Tax recovery	(0.04)
Pension settlement	0.04
Argentina currency devaluation	0.01
Adjusted-diluted EPS per Earnings Release	$3.24
Tax Benefit Stock Compensation(2)	(0.14)
Adjusted-diluted EPS for AIP purposes	$3.10

Operating Cash Flow (in millions)	$367.2
Restructuring & related charges	2.3
Adjusted OCF for AIP purposes	$369.5

Consolidated Net Sales (in millions)	$1,839.9
Foreign-exchange impact vs. budget	23.2
Impact of South Korea acquisition	(3.3)
Adjusted Net Sales for AIP purposes	$1,859.8

(1)
A full discussion of components of adjusted-diluted EPS is found in our fourth-quarter and full-year 2019 earnings press release filed on Form 8-K with the SEC on February 13, 2020.

(2)
This item was not included in the budgeted EPS target and are deducted for purposes of comparing actual results to our performance targets for the AIP.

Our Long-Term Equity Incentive Compensation

Target Setting

The targets for West's PSUs are set at the beginning of each three-year performance period, considering West's financial guidance and the annual budget as approved by the Board. At the end of the three-year period, the score is calculated based on results against the predetermined targets equally weighted. We use CAGR and ROIC as our performance measures for determining PSU payouts. Each metric is weighted equally because we believe sales CAGR and ROIC are equally important in creating shareholder value over the long-term.

The metrics, goals and weightings for the performance period 2019-21 are:

2019—21 PSU Performance Period Targets

Metric	Threshold	Target	Maximum
CAGR	4.90%	7.00%	10.50%
ROIC	9.45%	13.5%	20.25%

42   |   2020 Annual Meeting and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Target Awards

LTI compensation opportunities for our executives, including the NEOs, are entirely equity-based. Each NEO's annual target award is split into two equal amounts, which are then used to determine the number of stock options and PSUs awarded to the executive. The value of each stock option is determined under the Black-Scholes valuation method. The value of each PSU is determined by our stock price at the grant date. The actual or realized value of these awards in future years will vary from this target amount based on share price, ROIC and Sales CAGR performance over time. Please refer to Note 14 of our Annual Report on Form 10-K for a complete discussion of our stock-based compensation.

The use of stock options is intended to align our executives' longer-term interests with those of our shareholders because options deliver value to the executive only when and to the extent that share price exceeds the exercise price of the option. Therefore, options provide a strong performance-based link between shareholder value and executive pay.

PSUs entitle the recipient to receive common shares based on achievement of three-year sales CAGR and ROIC targets, which, if achieved, will have resulted in strong returns for our shareholders.

The value of each NEO's long-term grant is determined by the Committee based on its review of peer-group market data, the executive's role and responsibilities, his or her impact on our results, advancement potential, retention considerations and, in principle, is targeted to the market median.

Performance Share Units

The number of shares earned under the PSUs is based on achievement of sales CAGR and ROIC targets. Each PSU award agreement contains a target payout for the recipient. The number of shares an executive earns at the end of a performance period is calculated by multiplying the target number of PSUs awarded at the beginning of the period times the applicable "payout factor" for each performance metric by the weighting for that performance metric.

Performance Achievement (% of Target)	Payout factor
<70%	0
70%	50%
85%	75%
100%	100%
110%	120%
125%	150%
≥150%	200%

The Committee approves the determination of actual achievement relative to pre-established targets and the number of PSUs is adjusted up or down from 0% to 200% based on the approved actual achievement. The Committee reserves the right to negatively or positively adjust payouts under exceptional circumstances.

Equity Award Grant Practices

Under the Committee's equity-based awards policy and procedures, equity awards to NEOs normally are made once per year. The Company's policy on equity grants contains rules on determining (1) the grant date of equity awards (at least two business days following the release of our annual results for the preceding fiscal year) and (2) the exercise price of stock options granted by the Committee (which must be at least equal to the closing price of our stock on the grant date).

2020 Annual Meeting and Proxy Statement   |   43

     COMPENSATION DISCUSSION AND ANALYSIS

2019 Compensation Decisions

In the first quarter of each year, the Committee meets to determine CEO and Executive Officers' pay decisions for base salary, AIP and LTI award grants reflecting both prior year performance and appropriate positioning versus the representative peer group(s).

Our compensation strategy supports West's business imperatives. It is designed to ensure:

  •
  That executives balance short-term objectives against long-term priorities

  •
  Alignment with shareholder interests

  •
  The Company can attract and retain the leadership needed to deliver strong results
2019 Compensation Decisions for our CEO

The Chair of the Committee works directly with the Committee's Compensation Consultant to provide a decision-making framework for use by the Committee in determining incentive plan payouts and setting target compensation opportunities for the CEO. This framework considers, among other things:

  •
  Assessment of the CEO's performance against objectives in the prior year, both qualitative and quantitative

  •
  Progress against strategic objectives

  •
  West's total performance over a multi-year period

  •
  Competitive benchmark analysis, and other relevant information

Mr. Green's overall compensation decisions were made in the context of the Company's financial performance relative to the approved goals, his continued progression as CEO and the peer group market data.

44   |   2020 Annual Meeting and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

President and Chief Executive Officer: Eric M. Green In role since April 2015

2019 Performance Highlights

•

Continued the transformation of the Company to operate as a market-led organization, and spearheaded the globalization and optimization of the Company's operations

•

Delivered full-year 2019 reported net sales of $1.840 billion, representing growth of 7.1% over the prior year and organic sales growth of 10.0%; and full-year 2019 adjusted-diluted EPS of $3.24, compared to $2.81 in the prior year

•

Expanded operating cash flow to $367.2 million, representing a 27% increase over 2018 operating cash flow of $288.6 million

•

Delivered four new product launches and expanded service capabilities to address unmet customer needs

•

Directed capital investments to deliver additional capacity at current sites to support high-value products in greater demand to drive future growth

•

Drove geographic expansion in emerging markets with critical acquisitions in South Korea, and the fortification of our strategic partnership with Daikyo Seiko Ltd. (increase to 49% ownership stake)

•

Invested in senior leader, middle management and high-potential team member trainings to build capabilities and support the growth of the enterprise

2019 Compensation Decisions

•

Base Salary: The Committee approved an increase in salary from $885,000 to $945,000 (6.8% increase) based upon business performance, targeted market-pay positioning, and the external market data on competitive pay levels provided by Pay Governance

•

AIP Target Opportunity: 105%, flat from 2017, representing target opportunity of $992,250, which was found to be market-competitive

•

2019 AIP Payout (paid in February 2020): $1,228,406 representing 123.8% of target. The payout level considered significant progress in the implementation of West's enterprise strategic plan, positive financial performance, and his leadership in the continuing optimization of West's manufacturing facilities footprint. In addition, the Board noted significant personal leadership of the CEO in attracting new executive talent into the Company, developing next generation leaders, and for setting the standards for workplace diversity and inclusion.

•

LTI Award for 2019–21 Performance Period: $4,200,000 grant date fair value, split 50% stock options and 50% PSUs to align to the market median and drive greater retention value

For 2019, at target, 83% of Mr. Green's pay was at risk and subject to attainment of specific performance goals. With these changes, Mr. Green's annual TDC opportunity increased 15.5%, from $5,314,250 in 2018 to $6,137,250 in 2019, resulting in parity with the market median of the peer group.

2019 NEO Compensation Decisions

The Committee also approved the compensation recommendations put forward by the CEO for the following NEOs, noting overall performance against business objectives in the year, both qualitative and quantitative. The compensation level of each NEO was reviewed based on the representative peer group and the external survey data. Based on the Committee's targeted pay positioning, the evaluation of each NEO's performance, and the external market data on competitive pay levels provided by Pay Governance, the Committee made the following decisions.

2020 Annual Meeting and Proxy Statement   |   45

     COMPENSATION DISCUSSION AND ANALYSIS

Senior Vice President and Chief Financial Officer: Bernard J. Birkett Hired June 21, 2018

2019 Performance Highlights

•

Led strong financial management of business that led to full-year 2019 operating cash flow of $367.2 million, an increase of 27%; strategic investments in capital to drive future growth; and free cash flow of $240.8 million, an increase of over 30%

•

Developed strong working relationships with the investor community; delivered West business overview presentations at key investor conferences; and hosted investor roadshows at strategic West sites, to provide insight into West's business

•

Served as key liaison to external auditor, PwC, and to the Audit and Finance Committees ensuring strong working relationships

•

Co-led effort to increase West's stake in Daikyo Seiko Ltd. from 25% to 49%

•

Brought new talent to the Finance Team to broaden, deepen and strengthen capabilities and expertise

•

Educated broad employee base around the business' financial results to boost business acumen and drive disciplined financial management across the enterprise

2019 Compensation Decisions

•

Base Salary: 3.1% increase, raising base to $567,000 from $550,000

•

AIP Target Opportunity: 70% of base salary, flat from 2018, representing target opportunity of $396,900

•

2019 AIP Payout (paid in February 2020): $491,362, representing 123.8% of target

•

LTI Award for 2019–21 Performance Period: $750,000 grant date fair value, split 50% stock options and 50% PSUs in recognition of full year contribution and as per Mr. Birkett's offer letter.

For 2019, at target, 67% of Mr. Birkett's pay was at risk and subject to attainment of specific performance goals.

Senior Vice President, General Counsel and Corporate Secretary: George L. Miller In role since November 2015

2019 Performance Highlights

•

Managed contract negotiations on key business deals: increased ownership to 49% of Daikyo Seiko Ltd. and acquisition of South Korean distributor, GIS Korea

•

Oversaw Enterprise Risk Management Program, aligning Company's crisis management and business continuity plans, and establishing a new team to oversee the program in its entirety

•

Drove Corporate Responsibility (CR) Program, establishing new goals to align with U.N. Global Compact and U.N. Sustainable Development Goals. CR Program recognized with several industry awards including Investor Business Daily (Best ESG Companies) & Newsweek (Most Responsible Companies), and earning better scores from ratings services, such as Institutional Shareholder Services

•

Achieved significant improvements in team member safety, establishing the Company's first Safety Week and driving safety culture with broad employee engagement initiatives

•

Managed the Company's Intellectual Property strategy, adding new attorneys to the team, and securing more than 150 patents in 2019

2019 Compensation Decisions

•

Base Salary: 2.8% increase, raising base to $440,000 from $428,000

•

AIP Target Opportunity: 65% of base salary, flat from 2018, representing a target opportunity of $286,000

•

2019 AIP Payout (paid in February 2020): $354,068 representing 123.8% of target

•

LTI Award for the 2019–21 Performance Period: $600,000 grant date fair value award—flat from 2018 and split 50% stock options and 50% PSUs. Starting with 2019 LTI awards, the Committee defined "qualifying retirement" for Mr. Miller, as earning five years of service. Qualifying retirement for LTI awards permits recipients, including Mr. Miller, to continue to vest and stock options will retain the original expiration date provided he remains employed through October 1 of the year of grant. This revised definition does not apply to his LTI awards made prior to 2019. This decision was made in consideration for Mr. Miller's overall experience including his pre-West service and significant contributions to West.

For 2019, at target, 67% of Mr. Miller's pay was at risk and subject to attainment of specific performance goals.

46   |   2020 Annual Meeting and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Senior Vice President and Chief Operations and Supply Chain Officer: David A. Montecalvo In role since September 2016

2019 Performance Highlights

•

Delivered Global Operations and Supply Chain plan which saw significant improvements in safety for team members (15% improvement); continuous improvement in quality and service metrics for customers; and exceeded cost reduction objectives

•

Delivered 2019 consolidated gross margin expansion of 110 basis points.

•

Achieved Contract Manufactured-Products market unit gross margin of 14.8% and developed a plan to continue further margin expansion for this market unit in 2020

•

Successful implementation of site consolidation plan from 28 plants to 25 at 2019 year-end

•

Initiated the modernization of the Company's manufacturing practices across the enterprise to incorporate more automation and digital technologies, which will fuel future growth

•

Executed a company-wide Lean Training Program that led to significant savings and is driving more collaborative, consistent and efficient working practices across the enterprise

2019 Compensation Decisions

•

Base Salary: 4.9% increase, raising base to $425,000 from $405,000

•

AIP Target Opportunity: 65% of base salary, flat from 2018, representing a target opportunity of $276,250

•

2019 AIP Payout (paid in February 2020): $341,998 representing 123.8% of target

•

LTI Award for the 2019–21 Performance Period: $400,000 grant date fair value award—flat from 2017 and split 50% stock options and 50% PSUs

For 2019, at target, 65% of Mr. Montecalvo's pay was at risk and subject to attainment of specific performance goals.

Senior Vice President, Chief Digital and Transformation Officer: Silji Abraham Hired February 26, 2018

2019 Performance Highlights

•

Executed West's digital transformation across three key pillars: external experience, internal experience and the digitization of our products

•

Improved the external experience for customers with improvements to our e-commerce and knowledge center offerings, leading to a 22% increase in traffic to our website

•

Upgrading all of West's internal systems to drive more consistent and effective management of business—achieving cost savings while delivering an enhanced internal experience for our team members

•

Partnered with Research & Development and Operations to add digital tools and capabilities to improve business performance of products and manufacturing processes to better serve customers

•

Opened West's first Digital Technology Center in Bangalore to undertake digitization across internal and external experiences and product platforms in a sustainable manner, hired more than 200 people to staff the new site

•

Enhanced enterprise cybersecurity infrastructure and programming to better manage risk

2019 Compensation Decisions

•

Base Salary: $410,000

•

AIP Target Opportunity: 65% of base salary, prorated based on Mr. Abraham's period of employment in 2018

•

2019 AIP Payout (paid in February 2020): $340,388 representing 123.8% of target when accounting for proration and adjusted 115% to reflect performance during the year. The adjustment reflects Mr. Abraham's success in quickly developing and executing a strategy for the digitization of West during his short tenure and significantly reducing the function's operating expense

•

LTI Award for the 2019–21 Performance Period: $400,000, split 50% stock options and 50% PSUs as provided to other recently hired officers and required to off-set loss of equity from previous employer

For 2019, at target, 62% of Mr. Abraham's pay was at risk and subject to attainment of specific performance goals.

2020 Annual Meeting and Proxy Statement   |   47

     COMPENSATION DISCUSSION AND ANALYSIS

Former Senior Vice President and Chief Commercial Officer: Karen A. Flynn In role since February 2016; Retired December 2019

2019 Performance Highlights

In December 2019, Ms. Flynn announced her retirement from West effective as of December 31, 2019 after more than 26 years with West. Having led the business through an extraordinary period of growth, she stepped down at a time when the organization is strong and poised for the future. As a result of her retirement, we appointed two internal candidates to lead two distinct components of the Commercial organization: Commercial Products & Emerging Markets and Global Market Units & Commercial Solutions. This new organizational structure will allow more focus and enable us to continue to grow our business in the future.

Prior to her announced retirement, Ms. Flynn delivered on full-year 2019 net sales growth of 6.9% for the Proprietary Products Business Unit and helped to generate double-digit organic sales growth of High Value Products and full-year 2019 net sales growth of 7.9% for our Contract-Manufactured Products Segment. This performance was taken into consideration while setting her 2019 compensation.

2019 Compensation Decisions

•

Base Salary: 2.0% increase, raising base to $505,000 from $495,000

•

AIP Target Opportunity: 70% of base salary, flat from 2017, representing target opportunity of $353,500

•

2019 AIP Payout (paid in February 2020): $437,633 representing 123.8% of target

•

LTI Award for 2019–21 Performance Period: $700,000 grant date fair value, flat from 2016 and split 50% stock options and 50% PSUs

For 2019, at target, 68% of Ms. Flynn's pay was at risk and subject to attainment of specific performance goals.

Given Ms. Flynn's qualifying retirement from West and per the terms of our retirement plan, Ms. Flynn maintains the full vesting terms of all previous vested awards and unvested awards continue to vest as per the terms of the award agreement.

48   |   2020 Annual Meeting and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Other Compensation Practices

Post-Employment Compensation Arrangements

During 2019, NEOs hired on or before January 1, 2017 (Mr. Green, Ms. Flynn, Mr. Miller and Mr. Montecalvo) participated in our defined benefit retirement plan and all NEOs were eligible to participate in our defined contribution retirement plan for all employees. In addition to the standard benefits available to all eligible employees, we maintain nonqualified retirement plans in which these executives participate in the same capacity as eligible salaried employees.

All tax-qualified defined benefit plans have a maximum compensation limit and a maximum annual benefit, which limits the benefit to participants whose compensation exceeds these limits. The nonqualified retirement plans offered by the Company provide benefits to key salaried employees, including each NEO, using the same benefit formulas as the tax-qualified plans but without regard to the compensation limits and maximum benefit accruals for tax-qualified plans.

We also provide our NEOs with benefits upon termination in various circumstances, as described under "Estimated Payments Following Termination" and "Payments on Termination in Connection with a Change-in-Control" sections below.

We believe that our existing arrangements help executives remain focused on our business in the event of a threat or occurrence of a change in control and encourage them to act in the best interests of the shareholders in assessing and implementing a transaction. With regard to Mr. Green's severance arrangement, we believe severance pay is necessary to attract and retain a quality CEO candidate and that the benefits of securing a release of claims, cooperation and non-disparagement provision from Mr. Green upon an involuntary termination are significant.

The Company's CIC agreements do not include excise tax gross-ups and single-triggers where benefits would be paid without a termination of employment. Additionally, our CIC agreements include a cutback in payments and benefits if the NEO would be in a more favorable after-tax position and provide that no benefits are payable upon a voluntary resignation that is not due to "good reason."

Mr. Green has a separate employment agreement that contains many provisions similar to those contained in the form of Change in Control Agreement for other officers, but also includes other terms and conditions that resulted from negotiations relating to compensation and termination.

The terms and conditions of all these agreements are described in more detail in the Compensation Tables section of this Proxy Statement.

Personal Benefits

The benefits provided to our NEOs are generally the same as or consistent with those provided to our other salaried employees. However, upon hire, Mr. Birkett, an Irish citizen, was provided tax planning and preparation reimbursement up to $15,000 per year (not subject to gross-up). This was due to a unique challenge regarding his change from an expatriate package at his prior employer to a local hire at West as well as complications due to the relocation of a non-U.S. citizen.

Retention Cash

Occasionally, the Committee pays signing and retention bonuses in cash. These bonuses may have repayment obligations. The primary purpose of these payments is to replace equity or cash payments a new officer will forfeit from his/her former employer upon joining West.

Realizable Pay Analysis

The Committee works with Pay Governance to review pay granted and realizable by the CEO in the context of West's performance. Realizable pay is calculated using actual bonuses earned, end of period stock values and in-the-money value of stock options granted during the year. It takes a retrospective look at pay versus performance. The analysis showed that there was a high correlation between the realizable pay earned by our CEO and the Company's performance as measured by total shareholder return, sales CAGR, ROIC and similar financial metrics compared to other members in our Business Segment Group. The Committee determined this analysis is consistent with its pay-for-performance philosophy and that our incentive plans are operating as intended.

Risk Considerations in Our Compensation Programs

The Committee, in consultation with our internal auditor and our independent compensation consultant, has reviewed our compensation policies and practices for our officers and employees and concluded that any risks arising from these policies and

2020 Annual Meeting and Proxy Statement   |   49

     COMPENSATION DISCUSSION AND ANALYSIS

programs are not reasonably likely to have a material adverse effect on the Company. The Committee believes that the mix and design of the elements of our compensation program are appropriate and encourage executive officers and key employees to strive to achieve goals that benefit the Company and our shareholders over the long term.

Our compensation policies and procedures are applied uniformly to all eligible participants. By targeting both company-wide and business-unit performance goals in our annual bonus plans and long-term compensation, we believe we have allocated our compensation between base salary and short- and long-term target opportunities in a way that does not encourage excessive risk-taking by our employees.

Policy on Hedging and Pledging

We prohibit directors, officers and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which would allow them to continue to own our common stock, but without the full risks and rewards of ownership. We also prohibit directors, NEOs and other senior employees from engaging in pledging, short sales or other short-position transactions in our common stock.

Impact of Tax and Accounting Treatment

The Committee selects compensation vehicles that will, in its view, create the best link between pay and performance. Generally, the accounting and tax treatments of executive compensation has not been a significant factor in the Committee's decisions regarding the amounts or types of compensation paid. Our programs have been designed to maximize deductibility under applicable tax law unless it conflicts with our compensatory goals. The Committee also considers the impact of changes to accounting regulations and tax law, such as the Tax Cut and Jobs Act of 2017, when reviewing elements of compensation, including equity and other performance-based awards.

50   |   2020 Annual Meeting and Proxy Statement

COMPENSATION TABLES

Compensation Tables

The following tables, narrative and footnotes discuss the compensation of the NEOs during 2019.

2019 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(2) ($)	All Other Compensation	Total
Eric M. Green	2019	935,769	—	2,100,020	2,100,017	1,228,406	51,963	117,513	6,533,687
President & Chief Executive	2018	879,615	—	1,776,454	1,750,014	865,132	64,977	42,621	5,378,813
Officer	2017	824,038	—	1,526,814	1,500,071	748,808	95,660	61,172	4,756,563
Bernard J. Birkett	2019	564,385	91,667	383,257	375,003	491,362	—	35,208	1,940,882
SVP, CFO &	2018	279,231	$390,000	1,312,465	312,529	190,511		319,060	2,803,795
Treasurer Finance
George L. Miller(3)	2019	438,154	—	351,848	300,002	354,068	5,444	42,906	1,492,422
Sr VP General Counsel	2018	426,000	—	351,916	299,968	256,222	47,499	24,844	1,406,449
& Corporate Secretary	2017	409,808	—	356,496	300,029	226,320	47,280	27,753	1,367,686
Silji Abraham	2019	421,000	—	240,645	200,002	340,388	—	35,104	1,237,139
SVP & Chief Digital	2018	339,038	$68,333	599,972	199,985	241,552		42,640	1,491,520
& Transf Officer
David A. Montecalvo	2019	421,923	—	211,244	200,002	341,998	10,591	37,728	1,223,485
SVP Global Operations	2018	401,461	—	407,135	400,037	264,290	30,296	16,392	1,519,612
& Supple Chain	2017	377,846	—	202,251	199,923	166,399	27,403	140,522	1,114,344
Karen A. Flynn(4)	2019	503,462	—	350,072	350,003	437,633	102,936	45,264	1,789,369
Former SVP & Chief	2018	492,692	—	350,044	350,003	260,014	16,029	28,446	1,497,228
Commercial Officer	2017	469,615	—	500,069	499,952	281,904	112,801	38,306	1,902,647

(1)
This amount for 2019 represents a lump-sum relocation allowance for Mr. Birkett. These amounts in 2018 represent a sign-on cash bonus paid to Mr. Birkett upon hire and a lump-sum relocation allowance for Mr. Abraham.

(2)
These amounts are an estimate of the increase in actuarial present value of each of our NEO's age 65 accrued benefit under our retirement plans for 2019. Amounts are payable only when a participant's employment terminates and may be reduced if benefits are commenced prior to age 65. Assumptions underlying the estimates are described under the 2019 Pension Benefits Table.

(3)
Mr. Miller was not a NEO in 2018 however his 2018 compensation is reflected above per SEC guidelines.

(4)
Ms. Flynn retired effective 12/31/2019. Due to Ms. Flynn's retirement and other compensation factors, we have decided to optionally include six NEOs for 2020. In future years, we may include fewer NEOs as permitted by applicable SEC rules.

2020 Annual Meeting and Proxy Statement   |   51

     COMPENSATION TABLES

Stock Awards

Stock Awards Grant Date Fair Value (Target) 2017-19

	2019		2018			2017

Name	PSU Awards ($)	Incentive Shares ($)	PSU Awards ($)	Incentive Shares ($)	RSU Awards ($)	PSU Awards ($)	Incentive Shares ($)
Eric M. Green	$2,100,020	—	$1,750,042	$26,412	—	$1,500,039	$26,774
Bernard J. Birkett	$375,084	$8,173	$312,549	—	$999,915	—	—
George L. Miller	$300,047	—	$300,115	$0	$0	$299,991	$56,505
Silji Abraham	$200,100	$40,545	$199,991	—	$399,981	—	—
David A. Montecalvo	$200,100	$11,145	$399,974	$7,161	—	$200,078	$2,173
Karen A. Flynn	$350,072	—	$350,044	—	—	$500,069

PSU and Incentive Share terms and conditions are described in the "Compensation Discussion and Analysis" section of this Proxy Statement. Each share is valued as of the grant date. The table below shows the maximum payout for PSU awards made in 2019, 2018 and 2017.

Stock Awards PSU Grant Date Maximum Value 2017-19

Name	2019 ($)	2018 ($)	2017 ($)
Eric M. Green	4,200,040	3,500,083	3,000,078
Bernard J. Birkett	750,168	625,098	—
George L. Miller	600,094	600,229	599,982
Silji Abraham	400,199	399,981	—
David A. Montecalvo	400,199	799,947	400,155
Karen A. Flynn	700,143	700,088	1,000,138

52   |   2020 Annual Meeting and Proxy Statement

COMPENSATION TABLES

Option Awards

The amounts in the "Option Awards" column reflect the grant date fair value in each year, computed according to FASB ASC Topic 718. We use the Black-Scholes option pricing model to calculate grant date fair value based on the following assumptions for the named recipients:

Option Awards FASB ASC Topic 718

	Feb 19, 2019	Jun 21, 2018	Feb 26, 2018	Feb 20, 2018	Feb 21, 2017
Expected Life (Years)	5.6	5.6	5.6	5.6	5.9
Rick-Free Interest Rate	2.34%	2.63%	2.64%	2.68%	2.05%
Dividend Yield	0.66%	0.89%	0.74%	0.71%	0.72%
Expected Volatility	22.46%	20.71%	19.69%	19.69%	19.90%
Black-Scholes Value	$24.51	$22.51	$19.01	$19.95	$17.94
Recipients	All NEOs	Birkett	Abraham	Green Montecalvo Miller Flynn	Green Montecalvo Miller Flynn

For a more detailed discussion of the assumptions used to calculate grant date fair value for our options, refer to Note 14 to the consolidated financial statements included in our 2019 Annual Report.

Non-Equity Incentive Plan Compensation

The amounts in the "Non-Equity Incentive Plan Compensation" column are AIP awards made with respect to 2019 performance. AIP awards are paid in cash, except participants may elect to have up to 100% paid in Company common stock on a pre-tax or after-tax basis.

Mr. Green, Mr. Miller, and Ms. Flynn each elected to receive their awards in cash.

Mr. Birkett, Mr. Abraham and Mr. Montecalvo all elected to receive 25% of their after-tax bonus award in stock. Mr. Birkett, Mr. Abraham, and Mr. Montecalvo received 541, 370, and 373 shares respectively based on a per-share purchase price of $156.49.

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     COMPENSATION TABLES

All Other Compensation

The amounts in the "All Other Compensation" column consist of: (1) for all NEOs, the total of the Company matching contributions made in 2019 on cash deferrals to the Employee Deferred Compensation Plan and 401(k) plan and any non-elective contributions made on behalf of employees who exceed the applicable Code limits; (2) Company-paid life insurance premiums; (3) DEUs credited in 2019 on unearned PSUs (assuming a 100% performance level) and unvested time-vesting restricted stock or RSUs, whether or not those awards have been deferred; (4) reimbursements for tax assistance services included in Mr. Birkett's offer of employment; no amounts were grossed up for taxes.

The table below shows a breakdown of the total amount shown in the "All Other Compensation" column of the 2019 Summary Compensation Table.

Components of All Other Compensation—2019

Name	Defined Contribution Plan Company Contributions ($)	Life Insurance ($)	Dividends & Dividend Equivalents ($)	Other	Total ($)
Eric M. Green	65,227	546	51,740	-0-	117,513
Bernard J. Birkett	19,600	546	3,950	11,112	35,208
George L. Miller	32,115	467	10,324	-0-	42,906
Silji Abraham	31,077	448	3,579	-0-	35,104
David A. Montecalvo	31,786	442	5,499	-0-	37,728
Karen A. Flynn	34,104	541	10,619	-0-	45,264

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COMPENSATION TABLES

2019 Grants of Plan-Based Awards Table

The following table provides information on stock options and PSUs granted to our NEOs in 2019.

		Estimated Future Payout Under Non-Equity Incentive Plan Awards (AIP)(1)			Estimated Future Payout Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Stock or	All Other Options Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(3)	Options (#)	Awards ($/sh)	Awards ($)(4)
Eric M. Green	2/19/2019	496,125	992,250	1,488,375
	2/19/2019				10,243	20,486	40,972				2,100,020
	2/19/2019								85,680	102.51	2,100,017
Bernard J. Birkett	2/19/2019	198,450	396,900	595,350
	2/19/2019				1,830	3,659	7,318				375,084
	3/1/2019							77			8,173
	2/19/2019								15,300	102.51	375,003
George L. Miller	2/19/2019	143,000	286,000	429,000
	2/19/2019				1,464	2,927	5,854				300,047
	2/19/2019								12,240	102.51	300,002
Silji Abraham	2/19/2019	137,475	274,950	412,425
	2/19/2019				976	1,952	3,904				200,100
	3/1/2019							382			40,545
	2/19/2019								8,160	102.51	200,002
David A. Montecalvo	2/19/2019	138,125	276,250	414,375
	2/19/2019				976	1,952	3,904				200,100
	3/1/2019							105			11,145
	2/19/2019								8,160	102.51	200,002
Karen A. Flynn	2/19/2019	176,750	353,500	530,250
	2/19/2019				1,708	3,415	6,830				350,072
	2/19/2019								14,280	102.51	350,003

(1)
These amounts represent the minimum, target and maximum awards under the AIP. The amounts are not reduced to reflect any elections to defer receipt of an executive's cash bonus or bonus shares under any deferred compensation plan.
(2)
These amounts represent PSUs that may vest depending on attainment of performance targets over a three-year performance period. The amounts in this column are not reduced to reflect any elections to defer receipt of an executive's PSUs under any deferred compensation plan.
(3)
The RSUs listed in this column represent incentive shares vesting 100% after four years. The grant date of the incentive shares was March 1, 2019, with a grant date fair value of $106.14 per share.
(4)
This column consists of the fair value of options and stock awards granted during 2019. The per-option grant date fair value (under FASB ASC Topic 718) was $24.51 for all options and $102.51 per share for all PSUs granted on February 19, 2019. For the assumptions made in determining grant date fair values, refer to Note 14 to the consolidated financial statements included in our 2019 Annual Report.

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     COMPENSATION TABLES

Outstanding Equity Awards at Year-End 2019

The following table contains information on the current holdings of stock options, unearned PSUs, RSUs and restricted stock held by our NEOs on December 31, 2019.

	Option Awards(1)					Stock Awards

						Restricted Stock/RSUs(2)		Bonus Incentive Awards(3)		PSUs(4)—Equity Incentive Plan Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options UnExercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Bonus Incentive Shares or Units That Have Not Vested (#)	Market Value or Payout Value of Unearned Shares or Units or Other Rights That Have Not Vested ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value or Payout Value of Unearned Shares or Units or Other Rights That Have Not Vested ($)
Eric M. Green(5)						13,459	2,023,251	1,045	157,021	58,495	8,793,534
Hire Grant 1	4/24/2015	93,897	70,423	57.38	4/24/2025
Hire Grant 2	4/24/2015	53,996		57.38	4/24/2025
Hire Grant 3	4/24/2015	79,816		57.38	4/24/2025
	2/23/2016	65,049	21,683	59.64	2/23/2026
	2/21/2017	41,808	41,808	83.47	2/21/2027
	2/20/2018	21,930	65,790	89.64	2/20/2028
	2/19/2019		85,680	102.51	2/19/2029
Bernard J. Birkett(6)						7,487	1,125,485	77	11,615	6,792	1,020,997
	6/21/2018	3,471	10,413	100.92	6/21/2028
	2/19/2019		15,300	102.51	2/19/2029
George L. Miller(7)								-0-	-0-	9,963	1,497,723
Hire Grant 1	11/19/2015	15,724		62.30	11/19/2025
Hire Grant 2	11/19/2015	7,860		62.30	11/19/2025
	2/23/2016	19,515	6,505	59.64	2/23/2026
	2/21/2017	8,362	8,362	83.47	2/21/2027
	2/20/2018	3,759	11,277	89.64	2/20/2028
	2/19/2019		12,240	102.51	2/19/2029
Silji Abraham(8)						3,120	469,065	383	57,622	4,299	646,242
	2/26/2018	2,630	7,890	86.24	2/26/2028
	2/19/2019		8,160	102.51	2/19/2029
David A. Montecalvo(9)						1,418	213,215	208	31,322	8,894	1,337,032
	9/26/2016	8,094	2,698	71.79	9/26/2026
	2/21/2017	5,572	5,572	83.47	2/21/2027
	2/20/2018	5,013	15,039	89.64	2/20/2028
	2/19/2019		8,160	102.51	2/19/2029
Karen A. Flynn								-0-	-0-	13,447	2,021,524
	7/24/2012	20,982		25.15	7/24/2022
	2/19/2013	26,338		29.56	2/19/2023
	2/24/2014	14,465		47.34	2/24/2024
	9/29/2014	15,528		44.95	9/29/2024
	2/23/2015	29,440		54.14	2/23/2025
	10/20/2015	2,500		55.42	10/20/2025
	2/23/2016	22,767	7,589	59.64	2/23/2026
	2/21/2017	9,756	9,756	83.47	2/21/2027
	2/21/2017	4,178	4,178	83.47	2/21/2027
	2/20/2018	4,386	13,158	89.64	2/20/2028
	2/19/2019	0	14,280	102.51	2/19/2029

(1)
All options are exercisable in 25% annual increments beginning one year from the grant date, except as noted in footnote 5 for Mr. Green and footnote 9 for Mr. Montecalvo.

(2)
RSUs granted to Mr. Green, Mr. Birkett, Mr. Abraham and Mr. Montecalvo upon hire. Vesting of awards for Mr. Green, Mr. Birkett, Mr. Abraham and Mr. Montecalvo are discussed in footnotes 5, 6, 8 and 9 respectively. All RSUs granted also earn DEUs, which are subject to the same vesting schedule as the underlying RSU.

(3)
Bonus Incentive Awards are time-vesting restricted incentive shares granted when a NEO elects to receive a portion of his or her bonus in stock, whether the bonus is deferred under the Employee Deferred Compensation Plan. The restricted incentive shares were granted on February 23, 2016 (Mr. Green), February 14, 2017 (Mr. Green and Mr. Montecalvo) and February 20, 2018 (Mr. Green and Mr. Montecalvo) and March 1, 2019 (Mr. Birkett, Mr. Abraham, Mr. Montecalvo), in each case, are 100% vested four years from the grant date if the bonus share to which the incentive share relates has not been sold and the employee has not terminated employment. The incentive shares will also vest 25% per year upon retirement, but no NEO who currently has outstanding incentive shares is yet eligible to retire. Unvested incentive shares are forfeited on employment termination. Dividends are paid on all unvested restricted shares

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  and reinvested as additional stock subject to the same vesting requirements as the underlying shares. The market value of all restricted shares and RSUs is based on the closing price of our common stock on December 31, 2019 of $150.33.

(4)
Except as noted for Mr. Birkett and Mr. Abraham, who received some PSUs on their hire dates, these PSUs were awarded on February 21, 2017 and February 20, 2018 and February 19, 2019 and each covers a three-year performance period. PSUs were granted on their respective hire dates. This table includes as outstanding the 2017-19 PSUs awards that were distributed in February 2020, because the performance is not actually determined and certified by the Committee until the first quarter of 2020. The 2018 and 2019 awards will be earned (if at all) on December 31, 2020 and December 31, 2021, respectively, subject to the satisfaction of the applicable performance criteria and generally subject to the recipient's continued employment through those dates. As required by the SEC's disclosure rules, because the performance for the most recently completed fiscal year was less than 100%, the number of PSUs shown assumes that a target payout of 100% will be achieved for all three awards. Fair market value of the unearned PSUs is based on the closing price of our common stock on December 31, 2019 of $150.33. The amounts are not reduced to reflect any elections to defer receipt under the Employee Deferred Compensation Plan.

(5)
The options denoted as Hire Grant 1 for Mr. Green in the table above and 30,499 of the shares of restricted stock granted to Mr. Green vested 57.1% on April 24, 2018. The remaining 42.9% of these retention options and shares will vest on April 24, 2020 but would forfeit if employment is terminated for any reason other than death or disability before that date. The options denoted as Hire Grant 2 for Mr. Green were 25% vested upon the grant date and the remaining options will vest in 25% increments on February 24th of each following year. The options denoted as Hire Grant 3 for Mr. Green will vest in 25% increments on February 23rd of each year following grant. All other option grants are subject to the vesting schedules set forth in footnote 1 above.

(6)
The RSUs granted to Mr. Birkett will vest 25% on the anniversary of the grant provided that he remains employed by the Company, terminates with "good reason," is terminated without "cause" by the Company, dies or becomes disabled. The options awarded upon hire will vest in 25% increments on the anniversary of the grant.

(7)
The options denoted as Hire Grant 1 for Mr. Miller in the table above will vest in 25% increments on February 23rd of each year following grant. These option vesting schedules are consistent with schedules for active employees as of February 2015. The options denoted as hire Grant 2 for Mr. Miller in the table were 25% vested upon the grant date the remaining options vested in 25% increments on February 24th of each year following grant. Beginning with the options and PSUs granted on February 19, 2019, the Committee defines "Qualifying Retirement" for Mr. Miller, as remaining employed with West for five years of service. Upon attainment of five years of service, the awards granted on February 19, 2019 will continue to vest and all options will retain the original expiration date. Any subsequent awards will receive Qualifying Retirement Treatment should Mr. Miller attain five years of service and retire on or after October 1 of the grant year. This revised definition does not apply to awards granted prior to 2019.

(8)
The RSUs granted to Mr. Abraham will vest one-third on the anniversary of the grant provided that he remains employed by the Company, terminates with "good reason," is terminated without "cause" by the Company, dies or becomes disabled. The options awarded upon hire will vest in 25% increments on the anniversary of the grant.

(9)
The RSUs granted to Mr. Montecalvo on his hire date will vest 100% on September 26, 2021 provided that he remains employed by the Company, terminates with "good reason," is terminated without "cause" by the Company, dies or becomes disabled. The options denoted as Hire Grant for Mr. Montecalvo vest in 25% increments on February 23rd of each year following the grant date. These option vesting schedules are consistent with the schedules for active employees as of February 2016. All other grants are subject to the vesting schedules set forth in footnotes 1 and 4 above.

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     COMPENSATION TABLES

2019 Option Exercises and Stock Vested Table

The following table provides information about the value realized by our NEOs on the vesting of stock awards and units during 2019. None of the NEOs exercised any options in 2019.

2019 Option Exercises and Stock Vested Table

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Eric M. Green	8,430	864,159
Bernard Birkett	2,490	303,902
George L. Miller	9,102	1,243,308
Silji Abraham	1,555	161,344
David A. Montecalvo	1,048	107,430
Karen A. Flynn	2,951	302,507

(1)
This column includes PSUs that were awarded in 2016 and earned in 2018, and paid in 2019 to all NEOs except Mr. Birkett, whether or not either award was deferred under the Employee Deferred Compensation Plan. This column also includes vesting of a new hire RSU awarded to Mr. Miller on November 15, 2015 which vested over a four-year period and the partial vesting of Mr. Birkett's and Mr. Abraham's new hire RSU awards. For RSUs and PSUs, the total includes additional shares awarded pursuant to DEUs, which are credited on unvested PSUs over the three-year vesting period at a rate that assumes the participant will earn the target award. For PSUs, at the time of the payout, the credited DEUs are then increased or decreased based on the payout factor earned for the applicable three-year performance period. Because the payout factor earned for the 2016-18 performance period was 49.39%, the number of DEUs accrued over that period was multiplied by 49.39%. The following table shows the PSU payouts that vested, and the number of additional shares distributed due to DEUs.
(2)
The value of the PSUs was determined by multiplying the number of vested units by $102.51, the fair market value of our common stock on the payout date, February 19, 2019.

2016-18 PSU and 2018 RSU Vesting

Name	PSUs Earned	Dividends Equivalents Paid on PSU Payouts	RSUs Earned	Dividends Equivalents Earned
Eric M. Green	8,281	149	—	—
Bernard Birkett	—	—	2,477	13
George L. Miller	2,484	45	6,421	152
Silji Abraham	—	—	1,546	9
David A. Montecalvo	1,033	15	—	—
Karen A. Flynn	2,899	52	—	—

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2019 Pension Benefits

Qualified Retirement Plan

Until December 31, 2006, we maintained a final average pay defined benefit pension plan, which calculated retirement benefits for all salaried participants as a percentage of average annual earnings. Effective January 1, 2007, each participant's accrued benefit under the Retirement Plan's pension formula was frozen, and the pension benefits related to service on or after January 1, 2007 for all existing and new participants are expressed as a "cash balance" type formula. Under the cash balance approach, an allocation is made at the end of each calendar year (or on employment termination, if earlier) to a participant's hypothetical cash balance account. The allocation is determined by the age of the participant and the percentage of annual compensation for that age band pursuant to the basic cash balance formula.

Each year, the balance in the hypothetical account will be credited with interest at a rate equal to the average 30-Year Treasury Bond Rate for November of the year prior to the year the interest is credited or 3.3%, if greater.

In general, the compensation used for determining a participant's benefits under the retirement plan consists of base salary, overtime, annual incentive awards (paid in cash or stock) and other cash remuneration, plus a participant's contributions to our 401(k) plan.

We froze pay and transition credits to the Retirement Plan as of December 31, 2018. Only interest credits will continue to accrue on previously accrued benefits for eligible participants on January 1, 2019 and beyond. No employees hired on or after January 1, 2017 are eligible for the Retirement Plan. In lieu of the Retirement Plan benefits, we have made enhancements to our 401(k) plan, including a non-elective contribution, which is currently 3% of a participant's compensation, subject to applicable Code limits and vesting requirements.

Normal retirement age under the Retirement Plan is 65. Participants with ten years of service may retire and commence payment of their frozen benefits upon reaching age 55, with reduced benefits based on their age at the retirement date. A participant may begin distribution of his or her cash balance benefits on employment termination, without regard to age or years of service, but will forego future interest credits.

The benefit that each participant will receive at retirement will be the sum of the accrued benefit under the old pension formula as of December 31, 2006, plus the amount allocated to the participant's cash-balance account. All NEOs that participate in the Retirement Plan are vested.

Supplemental Executive Retirement Plan

2019 IRS requirements limit the compensation that can be used to calculate a participant's benefit under a qualified retirement plan to $280,000 and the annual benefit is limited to $225,000. The SERP benefits are substantially equal to the difference between the total benefit accrued under the Retirement Plan and the amount of benefit the Retirement Plan is permitted to provide under the statutory limits on benefits and earnings. The benefits are unfunded and paid out of our general assets. SERP benefits (other than interest credit accruals) froze in a similar manner to the freeze to the Retirement Plan in January 2019.

The SERP provides for benefits accrued on or after January 1, 2005 to be payable in a lump sum on the date that is six months following termination of employment. Benefits accrued before that date are payable at the same time and in the same form as under the Retirement Plan. SERP benefits may be reduced to reflect early commencement of benefits before age 65. The SERP was closed to new entrants effective January 1, 2017.

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 2019 Pension Benefits Table

The following table shows the present value of accumulated pension benefits that each U.S.-based NEO is eligible to receive under our Retirement Plan and the SERP. Mr. Birkett and Mr. Abraham are not eligible for and did not accrue benefits under the Retirement Plan or SERP.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Eric M. Green	Retirement Plan	5	$63,687	$—
	SERP	5	$261,906	$—

			$273,630	$—
George L. Miller	Retirement Plan	4	$63,810	$—
	SERP	4	$66,650	$—

			$130,460	$—
David A. Montecalvo	Retirement Plan	3	$52,202	$—
	SERP	3	$29,653	$—

			$81,855	$—
Karen A. Flynn	Retirement Plan	34	$523,563	$—
	SERP	34	$195,617	$—

			$719,180	$—

(1)
Equals the number of full years of credited service as of December 31, 2019. Credited service generally begins with a participant's hire date and ends with the date of employment termination.

(2)
These present values assume that each NEO retires at age 65 for purposes of the Retirement Plan and the SERP. The assumed cash balance crediting rate is 3.3% in the Retirement Plan and the SERP. The discount rate and post-retirement mortality assumptions used in estimating the present values of each NEO's accumulated pension benefit are set forth below. As no continuing NEOs are eligible for the frozen SERP benefit, those assumptions are not included.

Interest Rate	Post-retirement Mortality Assumption
3.35%	Uni-sex (blended 50% male and 50% female) Society of Actuaries' ("SOA") Private Retirement Plans ("Pri-2012") annuitant mortality tables and the SOA's MP-2019 mortality improvement scale for lump sum payments and the gender-specific Pri-2012 annuitant mortality tables and MP-2019 mortality improvement scale for annuity payments. The form of payment assumption is 60% lump sum and 40% annuity payments.

Actual benefit present values will vary from these estimates depending on many factors, including an executive's actual retirement age, future-credited years of service, form of payment election, applicable interest rates and regulatory changes.

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2019 Nonqualified Deferred Compensation

The Employee Deferred Compensation Plan allows highly compensated employees to defer up to 100% of salary and cash bonus. Deferred cash contributions may be invested in a selection of investment options that mirror the funds available under our 401(k) plan.

With respect to employee contributions made before 2019, we matched them at the rate of 100% of the first 3% of salary deferrals, plus 50% of the next 2%, and employer matching contributions are 100% vested. Matching contributions ceased effective January 1, 2019. A non-elective contribution is also made on behalf of participants who exceed the applicable Code limits. Before 2019, participants were eligible to defer payout of annual bonus shares. We contributed one restricted incentive share for each four bonus shares deferred. PSUs remain eligible for deferral.

Incentive shares will vest on the fourth anniversary of the date of contribution or will vest pro rata on retirement, death or disability, if earlier. During the time these awards are deferred, they are deemed invested in our common stock and receive additional credits for DEUs. All deferred stock awards are distributed in shares of common stock.

Amounts deferred in any year, except for matching contributions on cash contributions, will be distributed automatically in a lump sum five years after the year of deferral. A participant may choose to defer these amounts to another date or until termination. Matching contributions are only distributed on termination. Participants may elect to receive distributions on termination in a cash or stock lump sum or up to ten annual installments.

Information regarding NEO's account balances in the Employee Deferred Compensation Plan is below. Mr. Montecalvo did not participate in this plan in 2019.

2019 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Eric M. Green	-0-	-0-	21,577	-0-	90,657
Bernard J. Birkett	45,151	85	2,528	-0-	48,884
George L. Miller	791,504	54,662	905,084	-0-	3,481,964
Silji Abraham	42,100	1,281	9,242	-0-	87,705
David A. Montecalvo	-0-	-0-	-0-	-0-	-0-
Karen A. Flynn	25,173	-0-	67,525	93,733	457,435

(1)
The amounts reported in this column are reflected in this year's Salary column of the Summary Compensation Table ("SCT"). For Mr. Miller, the amount also includes amounts reported under the Non-Equity Incentive Plan and Stock Awards columns of the SCT in prior years.

(2)
These amounts reflect non-elective contributions made on behalf of participants who exceed the applicable Code limits in the Employee Deferred Compensation Plan for Mr. Birkett and Mr. Abraham and incentive shares in the Employee Deferred Compensation Plan for Mr. Miller.

(3)
These amounts reflect the net gains attributable to the investment funds in which the executives have chosen to invest and for deferred shares of stock contributed to the Employee Deferred Compensation Plan, net of any distributions or transfers.

(4)
The total balance includes amounts contributed for prior years which have all been previously reported in the SCT for the year those amounts were deferred.

Payments on Disability

Each current NEO has long-term disability coverage, which is available to all eligible U.S. employees. The coverage provides full salary continuation for six months and thereafter up to 60% of pay with a $25,000 monthly limit. Eligible U.S. employees will earn cash balance pay credits until 2019. Employees who are vested in our Retirement Plan also receive continued medical coverage while on disability. Deferred compensation is payable according to the executive's election. Outstanding unvested stock options granted annually under our LTIP would be forfeited and outstanding vested stock options would be exercisable for the term of the option. Outstanding PSUs and unvested incentive shares would be forfeited when an employee becomes disabled. Lastly, the special retention stock, RSUs and options granted upon hire to Mr. Green, Mr. Birkett, Mr. Abraham and Mr. Montecalvo will vest upon disability.

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Payments on Death

Each current U.S.-based NEO has group life insurance benefits that are available to all eligible U.S. employees. The benefit is equal to one year's salary with a maximum limit of $500,000, plus any supplemental life insurance elected and paid for by the NEO. Deferred compensation is payable according to the executive's election on file. Outstanding unvested stock options granted annually under our LTIP, PSUs and incentive shares would be forfeited, and outstanding vested stock options would become exercisable for the term of the option.

The special retention stock, RSUs and / or options granted to Mr. Green, Mr. Montecalvo, Mr. Birkett and Mr. Abraham upon hire will also vest upon death.

Estimated Payments Following Termination

We have an agreement with Mr. Green that entitles him to severance benefits on certain types of employment terminations not related to a CIC. All other NEOs are not covered by an employment agreement or a general severance plan and any severance benefits payable to them under similar circumstances would be determined by the Committee in its sole discretion.

Mr. Green

Mr. Green has an employment agreement that entitles him to continuation of his salary and welfare benefits at active employee rates for a period of 12 months, if he is terminated involuntarily other than for "Cause" or the Company gives notice to Mr. Green that it will not renew the term of his employment under the agreement. Mr. Green's employment agreement does not entitle him to severance payments or continued benefits if his employment is terminated for Cause or because of his death or disability (except as described above).

"Cause" means any willful failure by Mr. Green to perform his duties or responsibilities or comply with any valid and legal directives of the Board; act of fraud; embezzlement; theft or misappropriation of the funds of the Company by Mr. Green; or Mr. Green's admission to or conviction of a felony or any crime involving moral turpitude, fraud, embezzlement, theft or misrepresentation; Mr. Green's engagement in dishonesty, illegal conduct or misconduct that is materially injurious to the Company; Mr. Green's breach of any material obligation of any written agreement with the Company; or a material violation of a rule, policy, regulation or guideline imposed by the Company or a regulatory body.

The obligation to pay severance pay is contingent on execution of a release and other customary provisions, including compliance with non-competition, non-solicitation and confidentiality obligations contained in the agreement.

Other NEOs

The RSUs that Mr. Birkett, Mr. Abraham and Mr. Montecalvo received as retention awards will vest: (1) in the event of termination other than for Cause or (2) due to Good Reason. The definitions of "Cause" and "Good Reason" are substantially the same for all three awards.

"Cause" means (i) an act or acts of dishonesty taken by an NEO, (ii) repeated failure by an NEO to perform his or her duties and obligations as an employee, which are demonstrably willful and deliberate on the NEO's part and which are not remedied after the receipt of written notice from the Company, (iii) the NEO's conviction of a felony, or (iv) the NEO's intentional breach of the COBC, which is materially and demonstrably injurious to the Company.

"Good Reason" means the occurrence of any of the following without the NEO's consent: (1) a material diminution in the NEO's base salary; (2) a material reduction in the NEO's duties, authority or responsibilities relative to the NEO's duties, authority, and responsibilities in effect immediately prior to such reduction; or (3) the relocation of the NEO's principal place of employment in a manner that lengthens by fifty (50) or more miles the NEO's one-way commuting distance to the NEO's place of employment; provided that a termination shall only be for Good Reason if: (a) within forty-five (45) calendar days of the initial existence of Good Reason, the NEO provides written notice of Good Reason to the Company; (b) the Company does not remedy said Good Reason within thirty (30) calendar days of its receipt of such notice; and (c) the NEO terminates employment within sixty (60) calendar days after the expiration of such 30-day remedy period.

Mr. Miller does not have any outstanding RSUs which would entitle him to additional severance benefits. Ms. Flynn separated from service effective December 31, 2019.

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Estimated Additional Severance Payments Table

The table below reflects amounts that eligible executives would receive on termination of employment for certain reasons, other than following a CIC. No NEO will receive any enhanced benefit because of a termination for Cause. The amounts do not include amounts payable through a plan or arrangement that is generally applicable to all salaried employees, including equity acceleration values to the extent they apply to all LTIP participants.

Name	Event	Cash Severance	Continuation of Welfare Benefits(1)	Vesting of Unvested Equity	Total
Eric M. Green	Involuntary (no Cause) or Good Reason	945,000	17,406	-0-	962,406
Bernard J. Birkett	Involuntary (no Cause) or Good Reason	-0-	-0-	1,125,485	1,125,485
David A. Montecalvo	Involuntary (no Cause) or Good Reason	-0-	-0-	213,215	213,215
Silji Abraham	Involuntary (no Cause) or Good Reason	-0-	-0-	469,065	469,065

(1)
This amount reflects the current premium incremental cost to us for continuation of elected benefits to the extent required under Mr. Green's agreement.

Payments on Termination in Connection with a Change-in-Control

We have entered into agreements with each of our U.S.-based NEOs, as well as certain other of our officers, which provide the benefits described below on qualifying terminations of employment in connection with or within two years following a CIC.

All currently employed NEOs except Mr. Green have CIC Agreements that are substantially similar and include the following:

  •
  Cash severance pay equal to two times the sum of the executive's highest annual base salary in effect during the year of termination and their target bonus immediately preceding the CIC.

  •
  Immediate vesting of any unvested benefits and matching contributions under our 401(k) plan and the Employee Deferred Compensation Plan as of the termination of the executive's employment.

  •
  Payment of short-term incentive compensation with respect to the period during which the termination occurs at target levels, prorated for number of days worked in the year.

  •
  Immediate vesting of all unvested stock options, stock appreciation rights ("SARs"), shares of stock, stock units and other equity-based awards at target levels.

  •
  Continued medical, dental, life and other benefits for 24 months after termination of the executive's employment, or until his or her retirement or eligibility for similar benefits with a new employer.

  •
  Payments will be reduced below the applicable threshold in the Code if the NEO would be in a better after-tax position than if the excise tax under Section 4999 of the Code applied. Based on assumptions described below, Mr. Green, and Ms. Flynn would have their payouts exceed the golden parachute threshold under the Code. However, only Ms. Flynn would have her payments cutback in that scenario because she would be in a better after-tax position than receiving the full amount.

  •
  Outplacement assistance up to $50,000.

The severance payments are payable in monthly installments and if the executive is a key employee at the time of his termination, payments will be delayed six months to the extent required by applicable tax law.

Employment terminations that entitle these executives to receive the severance benefits under a CIC consist of: (1) resignation following a constructive termination of his employment; or (2) employment termination other than due to death, disability, continuous willful misconduct or normal retirement. These terminations must occur within two years after a CIC.

To receive the severance benefits under the agreement, an executive must agree not to be employed by any of our competitors or compete with us in any part of the United States for up to two years following employment termination for any reason and execute a release of claims in favor of the Company.

Mr. Green has a separate employment agreement, with change-in-control provisions that are substantially similar to the provisions contained in the other NEO agreements except for the following:

  •
  His payment is two times the sum of his annual base salary plus average of his bonus over the prior three years.

  •
  36-months of benefit continuation instead of 24 months.

  •
  Mr. Green's benefits may be reduced in the event he retires.

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  •
  His agreement does not contain specific language regarding the satisfaction of performance goals for incentive compensation, or a payout of the short-term incentive compensation for the year of termination.

  •
  The definition of a CIC set forth below requires a change in two-thirds of our Board members rather than three-fourths.

  •
  The definition of "Cause" and "Constructive Termination," which is called "Good Reason," are slightly different and set forth in his employment agreement, which is described under Post-Employment Compensation Arrangements on page 49.
Definitions used in the CIC Agreements

The definitions below apply to all agreements, except as specifically noted above for Mr. Green.

Definition of "Change-in-Control." For each agreement, a CIC includes any of the following:

  •
  Any person or entity other than us, any of our current directors or officers or a trustee or fiduciary holding our securities, becomes the beneficial owner of more than 50% of the combined voting power of our outstanding securities;

  •
  An acquisition, sale, merger or other transaction that results in a change in ownership of more than 50% of the combined voting power of our stock;

  •
  A change in the majority of our Board of Directors over a two-year period that is not approved by at least 2/3 of the directors then in office who were directors at the beginning of the period;

  •
  Any event requiring a reporting of a CIC pursuant to the regulations under SEC Form 8-K; or,

  •
  Execution of an agreement with us, which if consummated, would result in any of the above events.

Definition of "Cause." Cause generally includes:

  •
  Acts of dishonesty;

  •
  Repeated failure to perform duties which are demonstrably and deliberate and not remedied after receipt of notice;

  •
  Conviction of a felony; or,

  •
  Intentional breach of our COBC, which is materially and demonstrably injurious to the Company.

Definition of "Constructive Termination." A "Constructive Termination" generally includes any of the following actions taken by the Company without the executive's written consent following a CIC:

  •
  Significantly reducing or diminishing the nature or scope of the executive's authority or duties including reporting to someone whose scope of authority is diminished;

  •
  Materially reducing the executive's annual salary or incentive compensation opportunities;

  •
  Failure of a successor to assume the agreement;

  •
  Changing the executive's principal office location by more than 50 miles;

  •
  Failing to provide substantially similar fringe benefits, or substitute benefits that were substantially similar to the benefits provided as of the date of the agreement; or

  •
  Failing to obtain a satisfactory agreement from any successor to us to assume and agree to perform the obligations under the agreement.
Estimated Benefits on Termination Following a Change-in-Control

The following table shows potential payments to our NEOs if their employment terminates following a CIC under existing contracts, agreements, plans or arrangements. The amounts assume a December 31, 2019 termination date and use the closing price of our common stock as of that date, $150.33. Based on current assumptions, Mr. Birkett's and Mr. Miller's benefit amounts would be reduced by $550,214 and $111,971 respectively to put them in a better after-tax position than they would have been in had they received the full payout and paid the applicable golden parachute excise tax. All the values in the table

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are in U.S. Dollars. As Ms. Flynn has terminated employment with the Company, and no payments could be made under her CIC agreement, she is not included in the table below.

Name	Aggregate Severance Pay(1)	PSU Acceleration(2)	Vesting of Restricted Stock RSUs(3)	Vesting of Stock Options(4)	Parachute Exercise Tax Impact(5)	Welfare Benefits Continuation(6)	Outplacement Assistance(7)	Total
Eric M. Green	$3,784,897	$6,051,841	$2,180,273	$19,397,545	—	$52,693	$50,000	31,517,247
Bernard J. Birkett	$1,515,021	$1,020,997	$1,137,100	$1,246,152	$(550,214)	$52,693	$50,000	4,471,749
George L. Miller	$1,398,008	$949,415	$—	$2,418,740	$(111,971)	$52,510	$50,000	4,756,702
David A. Montecalvo	$1,378,580	$971,341	$244,538	$1,887,373	—	$37,460	$50,000	4,569,291
Silji Abraham	$1,329,104	$646,242	$526,686	$1,064,438	—	$1,043	$50,000	3,617,513

(1)
For Mr. Green the aggregate severance pay amount represents two times the sum of the executive's (a) highest annual base salary in effect during his year of termination, and (b) the average of his bonus payout in the three years preceding the CIC (the "Severance Basis"). For Mr. Birkett, Mr. Miller, Mr. Abraham and Mr. Montecalvo, the bonus component of the Severance Basis is equal to their target bonus in the year of termination, and the aggregate severance pay is two times the Severance Basis.
(2)
This amount represents the payout of all outstanding PSU awards on a change-in-control at the target payout.
(3)
This amount represents the value of all unvested restricted awards, which would become vested on a change-in-control (whether or not the awards were deferred).
(4)
This amount is the intrinsic value, which is equal to the fair market value of a share of stock on December 31, 2019 minus the per-share exercise price of all unvested stock options for each executive multiplied by the number of unvested options as of December 31, 2019.
(5)
These amounts represent the impact of the modified cutback provisions in each executive's CIC Agreement, if applicable.
(6)
This amount represents the employer portion of the premiums for medical, dental and life insurance coverage for 24 months.
(7)
This amount estimates the cost of providing outplacement assistance.

CEO Pay Ratio

Applicable SEC rules require the disclosure of our median employee's pay and the ratio of that pay to our CEO's pay. Our CEO pay ratio and the underlying compensation and employee count data are reasonable estimates calculated consistent with applicable SEC guidance governing use of estimates, adjustments, and statistical sampling permitted by the SEC. Our median employee was identified in 2018 and we used this same employee to calculate our CEO pay ratio for 2019, as permitted by the SEC regulations, because there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure for 2019.

In determining our median employee, we used "base pay" as our compensation definition, which we then calculated as annual base pay based on a reasonable estimate of hours worked during 2019 for hourly workers, and upon salary levels for the remaining employees. We did not utilize cost-of-living adjustments. We annualized pay for those who commenced work during 2019. We used a valid statistical sampling methodology to identify the base pay for the median worker. In addition, in selecting the median worker, as permitted by applicable SEC regulations, we used our global employment roster as of November 30, 2018, but excluded all employees in the following countries (with the number of employees excluded in parentheses): Australia (4), Argentina (6), Colombia (6), Italy (8), Spain (6), India (79), Israel (120), and Puerto Rico (178). As of November 30, 2018, total number of employees was 7,881, with U.S. employees totaling 3,421 and foreign employees totaling 4,460.

Mr. Green's 2019 pay, as indicated in our 2019 Summary Compensation Table was $6,479,661 and our median employee's pay calculated in the same manner was $49,229. The ratio of Mr. Green's pay to our median worker's pay as determined under applicable SEC rules, therefore, is: 133:1.

2020 Annual Meeting and Proxy Statement   |   65

     PROPOSAL 2

Proposal 2 — Advisory Vote to Approve Named Executive Officer Compensation

At our 2019 Annual Meeting, our advisory vote on executive pay was approved by 97.9% of the votes cast. The Board of Directors and its Compensation Committee believed this to be a confirmation that our executive pay accurately and appropriately rewards performance. Previously, a majority of our shareholders approved holding an advisory vote on executive compensation annually. Therefore, we are seeking an advisory vote approving executive compensation again this year.

As described more fully in the "Compensation Discussion and Analysis" section, our executive compensation program is designed to provide competitive executive pay opportunities tied to our short-term and long-term success and attract, motivate and retain the type of executive leadership that will help us achieve our strategic goals. The Compensation Committee continually reviews the compensation programs for our NEOs to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders' interests and current market practices.

This vote is advisory and not binding on the Company, the Board and the Compensation Committee. However, the Board and the Compensation Committee are interested in the opinions expressed by our shareholders on this proposal and will consider the outcome of the vote when making future compensation decisions for the NEOs. We encourage shareholders to review the Compensation Discussion and Analysis section of this Proxy Statement, for details regarding our executive compensation program.

Accordingly, the following resolution will be submitted for a shareholder vote at the 2020 Annual Meeting:

    "RESOLVED, That the shareholders of West Pharmaceutical Services, Inc. (the 'Company') approve, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosures."

The Board unanimously recommends a vote FOR the approval, on an advisory basis, of the Company's
Named Executive Officer compensation, as stated in the above resolution.

66   |   2020 Annual Meeting and Proxy Statement

PROPOSAL 3

Proposal 3 — Approval of Amendment to our Amended and Restated Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock

Our Amended and Restated Articles of Incorporation currently authorize the issuance of up to 100 million shares of common stock, par value $0.25 per share. As of our record date, March 10, 2020, approximately 73.8 million shares were issued and outstanding. Additionally, as detailed under Item 12 of our 2019 Annual Report, we have approximately 7.2 million shares reserved for issuance under our various incentive and benefit plans. As a result, approximately 19 million shares of common stock remain available for future issuance.

The Board believes that it is in the best interests of the Company, its shareholders and other stakeholders under Pennsylvania law, to increase the number of authorized shares of common stock available for issuance to 200 million in order to provide the Company with greater flexibility in managing the Company, and ensure the ability of the Board of Directors to respond efficiently and effectively to any corporate needs that arise.

Increasing the number of authorized shares of common stock would give us additional resources and flexibility in several ways:

  •
  Shares could be issued in connection with potential strategic transactions, such as mergers, acquisitions, partnerships, joint ventures, business combinations, dispositions and divestitures

  •
  Shares would be available to be used in connection with public or private financing, especially when the benefits of stock issuance outweigh the benefits of raising funds by other means such as debt offerings

  •
  Granting equity to our employees and meeting our future obligations under equity compensation and benefit plans, particularly, to attract and retain top quality talent to support our growing sales base and more innovative processes and product offerings

  •
  Having the availability for a forward stock split, stock dividends or other recapitalization in the future, if, after examination by the Board and Management, it is determined to be in the best interests of shareholders and the Company

  •
  Other general corporate programs or opportunities that may arise and require quick action by the Board, without having to seek additional shareholder approval

Having additional shares available for issuance will avoid the potential delays and expense of calling and holding a special meeting of shareholders to increase the number of authorized shares of common stock. In addition to increased costs, such delays could make it impossible for the Company to complete a desired transaction, financing or stock grant.

It is worth noting that we currently have no specifically planned acquisition, recapitalization, financing opportunity and we also have no understandings, agreements or commitments to issue common stock or reserve additional shares under any agreement or equity compensation plan. However, other than stock splits, our authorized shares have not increased for more than 20 years despite the significantly increased complexity in our business, increased number of employees being hired, increased equity pool for awards to attract the best talent, a general increase in the complexity of financing ongoing operations and the potential for inorganic growth.

Our share usage (measured as a percentage of issued shares versus authorized shares) exceeds the share usage of every member of our Business Segment Group, based on publicly available data as of the end of 2019. This usage is more than double the average and median of the usage by our Business Segment Group. Our Business Segment Group has six times as many shares available for issuance on average (and almost four times as many when measured against the median of the Business Segment Group). We are requesting doubling the number of shares authorized to avoid having to make additional requests in the near future. Even with the proposed 100 million share increase, our usage rate and number of shares available for issuance will still be less than the average and median of our Business Segment Group.

If the proposed amendment to our Amended and Restated Articles of Incorporation is approved by a majority of our shareholders, the additional shares may be used for all the purposes set forth in our Articles, and may be issued for such consideration and at such times as the Board determines, subject to the rights of shareholders to approve certain transactions under the Articles, applicable SEC rules and the rules of the New York Stock Exchange. The authorization of additional shares of common stock does not by itself, however, have any effect on the rights of present shareholders. These shares shall be part of our existing class of common stock and, if issued, enjoy the same rights and privileges as other shares of common stock. The

2020 Annual Meeting and Proxy Statement   |   67

     PROPOSAL 3

issuance of these shares, however, for corporate purposes other than a stock split or stock dividend could have a dilutive effect on ownership and voting rights of shareholders at the time of issuance.

If the Company's shareholders approve the proposed amendment to the Amended and Restated Articles of Incorporation, the number of authorized shares of common stock will be increased to 200 million and the Board will have the right to issue, subject to limitations under the law and the Amended and Restated Articles of Incorporation, these additional shares. The amendment will be immediately effective upon approval and filing with the Pennsylvania Department of State Corporation Bureau.

The Board unanimously recommends a vote FOR the amendment to our Amended and Restated Articles of Incorporation to Increase the Authorized Shares of Stock.

68   |   2020 Annual Meeting and Proxy Statement

INDEPENDENT AUDITORS AND FEES

Independent Auditors and Fees
Fees Paid to PricewaterhouseCoopers LLP

The following table presents fees for audit and other services provided by PwC for 2019 and 2018. All the services described in the following fee table were approved in conformity with the Audit Committee's pre-approval process, and the de minimis exception discussed below.

Type of Fees	2019	2018
Audit Fees(1)	$2,628,724	$2,459,651
Audit-Related Fees	15,040	67,116
Tax Fees	45,545	105,240
All Other Fees	11,650	9,500

Total	$2,700,959	$2,641,507

(1)
For 2019, this amount includes $100,000 in fees related to Accounting Standards Codification Topic 842 (Lease Accounting) and $75,000 in expenses related to the Audit Fees.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company's independent registered public accounting firm. As part of this responsibility, the Audit Committee revised its practices in 2019 to delegate authority to our Chief Financial Officer, Mr. Birkett, to, with the Audit Committee Chair's approval, engage PwC to perform services of less than $10,000 so long as the provision of those services would not impact the independence of PwC. Additionally, the Committee requires that Mr. Birkett report at each meeting regarding the nature and amount of any such services that we have retained. This revised process preserves independence with our registered public accounting firm, while permitting Management the flexibility to use that firm for non-audit fees and services. Subject to a de minimis exception for non-audit services set forth in applicable rules of the SEC, all other services performed by the independent registered public accounting firm and related fees are submitted to the Audit Committee in advance for its approval. Those services must fall within one of the four categories discussed below.

Audit Fees include fees for audit work performed on the financial statements and internal control over financial reporting, and work that generally only the independent registered public accounting firm can reasonably be expected to provide, including statutory audits or financial audits for our subsidiaries or affiliates; services associated with SEC registration statements; periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents); and assistance in responding to SEC comment letters.

Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are traditionally performed by the independent registered public accounting firm, including due diligence related to potential business acquisitions/divestitures, financial statement audits of employee benefit plans and special procedures required to meet certain regulatory requirements.

Tax Fees include fees for all services, except those specifically related to the audit of the financial statements, which are performed by the independent registered public accounting firm's tax personnel and may include tax advice, tax analysis and compliance, and review of income and other tax returns.

All Other Fees are fees for those services not captured in any of the above three categories. The percentage of fees in this category that were approved by the Audit Committee under the de minimis exception was less than 1% of the total fees for 2019.

2020 Annual Meeting and Proxy Statement   |   69

     AUDIT COMMITTEE REPORT

Audit Committee Report

The Audit Committee reviewed the Company's financial-reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. PwC, the Company's independent registered public accounting firm for 2020, is responsible for expressing its opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles and on the effectiveness of the Company's internal control over financial reporting.

The Audit Committee has reviewed and discussed with Management and PwC the audited financial statements for the year ended December 31, 2019, Management's assessment of the effectiveness of the Company's internal control over financial reporting and PwC's evaluation of the Company's internal control over financial reporting.

The Audit Committee has discussed with PwC the matters that are required to be discussed pursuant to the Public Company Accounting Oversight Board's Auditing Standard No. 131—Communications with Audit Committees. PwC has provided to the Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC's communications with the Audit Committee concerning independence and the Committee has discussed with PwC that firm's independence from the Company.

The Audit Committee also considered whether the independent registered public accounting firm's provision of non-audit services to the Company is compatible with the auditor's independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its Management. Based on the considerations and discussions referred to above, the current members of the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2019 be included in the Company's 2019 Annual Report on Form 10-K.

Audit Committee
Thomas W. Hofmann, Chair William F. Feehery Robert F. Friel (New member as of February 2020) Deborah L. V. Keller Douglas A. Michels

70   |   2020 Annual Meeting and Proxy Statement

PROPOSAL 4

Proposal 4 — Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm for 2020

The Audit Committee is responsible for the appointment, compensation, retention, evaluation and oversight of the Company's independent registered public accounting firm. This Committee annually evaluates the independent registered public accounting firm's qualifications, performance and independence and assesses whether to continue to retain the firm or select a different firm.

As part of this review, the Audit Committee reviews PwC's capabilities and costs, including consideration of non-audit fees and services. Based on this review, the Audit Committee has determined that PwC has performed well, in a cost-effective manner, has a long-standing institutional memory, acts independently of Management, and provides critical input to the Audit Committee. The Committee also considers the impact of changing auditors when assessing whether to retain the current auditor. Therefore, the Audit Committee has appointed PwC as our independent registered public accounting firm for 2020. Although shareholder approval for this appointment is not required, the Audit Committee and our Board are submitting the selection of PwC for ratification to obtain the views of shareholders and as a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will reconsider whether or not to retain PwC. Representatives of PwC will be present at the 2020 Annual Meeting to answer questions and will have the opportunity to make a statement if they desire.

The Board unanimously recommends a vote FOR the ratification of the appointment of Pricewaterhouse Coopers LLP as our independent registered public accounting firm for 2020.

2020 Annual Meeting and Proxy Statement   |   71

     VOTING AND OTHER INFORMATION

Voting and Other Information

Shareholders Entitled to Vote

All shareholders of record of our common stock, par value $.25 per share, at the close of business on March 10, 2020, are entitled to receive the Notice and to vote their shares at the meeting. As of that date, 73,844,575 shares of our common stock were outstanding. Each share is entitled to one vote on each matter properly brought to the meeting.

How You Can Vote

If you are a registered shareholder, you may vote at the Annual Meeting by delivering a proxy card in person or you may cast your vote in any of the following ways:

  •
  Logging on to www.ProxyVote.com

  •
  Mailing your signed proxy card or voting instruction card to the address provided

  •
  Calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903

If the meeting is held virtually, West will endeavor to permit voting by electronic means during the course of the meeting in accordance with applicable Pennsylvania law, SEC guidance and NYSE rules. This method of voting, if applicable, will be communicated separately by the Company.

If you hold shares of the Company in "Street Name," please follow the voting instructions of the financial institution at which you have an account holding shares of the Company.

Deadline for Voting.    Mailed proxy and voting instruction cards must be received before the meeting. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person, if physical meeting location and the law permits. "Street Name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. The deadline for voting by telephone or www.proxyvote.com is 11:59 PM Eastern Time on May 4, 2020.

How Your Shares Will Be Voted

In each case, for registered shareholders, your shares will be voted as you instruct. If you return a signed proxy card, but do not provide voting instructions, your shares will be voted FOR each of the proposals. You may revoke or change your vote any time before the proxy is exercised by filing with our Corporate Secretary a notice of revocation or a duly executed proxy bearing a later date. Attendance at the meeting will not by itself revoke a previously granted proxy. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of shares held in "Street name." Please refer to "Broker Voting and Votes Required" below to determine how these shares will be counted for each proposal.

Plan Participants.    Any shares you may hold in the West Pharmaceutical Services, Inc. 401(k) Plan or the West Contract Manufacturing Savings and Retirement Plan have been added to your other holdings on your proxy card.

Your completed proxy card serves as voting instructions to the trustee of those plans. You may direct the trustee how to vote your plan shares by submitting your proxy vote for those shares, along with the rest of your shares, by Internet, phone or mail, all as described on the enclosed proxy card.

If you do not instruct the trustee how to vote, your plan shares will be voted by the trustee in the same proportion that it votes shares in other plan accounts for which it received timely voting instructions.

Broker Voting and Votes Required

For holders in "Street Name," the Notice would have been made available to you by your broker, bank or other holder of record who is considered the shareholder of record of those shares. As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available to you or by

72   |   2020 Annual Meeting and Proxy Statement

VOTING AND OTHER INFORMATION

following their instructions for voting on the Internet. A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on an item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares. Although there is no controlling precedent under Pennsylvania law regarding the treatment of broker non-votes in certain circumstances, we intend to apply the principles outlined in the table below:

Proposal	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting
Proposal 1 – Election of Directors	As this is an uncontested election, the number of votes for a director must exceed the number of votes against a director	Abstentions and broker non-votes will not be considered in determining the outcome of the proposal	No
Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation	Majority of the shares present and entitled to vote on the proposal in person or represented by proxy	Abstentions will have the effect of negative votes and broker non-votes will not be considered in determining the outcome of the proposal	No
Proposal 3 – Approval of Amendment to our Amended and Restated Articles of Incorporation to Increase Authorized Shares of Common Stock from 100 Million to 200 Million	Majority of the shares present and entitled to vote on the proposal in person or represented by proxy	Abstentions will have the effect of negative votes and broker non-votes will not be considered in determining the outcome of the proposal	No
Proposal 4 – Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2020	Majority of the shares present and entitled to vote on the proposal in person or represented by proxy	Abstentions and broker non-votes will have the effect of negative votes	Yes

Proxy Solicitation.    We have retained Georgeson LLC, a proxy solicitation company, with respect to the proxy being solicited by this Proxy Statement and expect to pay $8,500 for the solicitation services plus related fees and expenses.

Quorum

We must have a quorum to conduct business at the 2020 Annual Meeting. A quorum consists of the presence at the meeting either in person or represented by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote. For the purpose of establishing a quorum, abstentions, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, and broker non-votes are considered shareholders who are present and entitled to vote, and count toward the quorum.

Electronic Availability of Proxy Statement and Annual Report

We are pleased to be distributing our proxy materials to certain shareholders via the Internet under the "notice and access" approach permitted by the rules of the SEC. This method conserves natural resources and reduces our costs of printing and mailing while providing a convenient way for shareholders to review our materials and vote their shares.

On March 25, 2020, we mailed a "Notice of Internet Availability" to participating shareholders, which contains instructions on how to access the proxy materials on the Internet.

If you would like to receive a printed copy of our proxy materials, we will send you one free of charge. Instructions for requesting such materials are included in the Notice.

This Proxy Statement and our 2019 Annual Report are available at:
http://investor.westpharma.com/financial-information/annual-reports-and-proxy

2020 Annual Meeting and Proxy Statement   |   73

     VOTING AND OTHER INFORMATION

Mailings to Multiple Shareholders at the Same Address

We have adopted a procedure called "householding" for making the Proxy Statement and the 2019 Annual Report available. Householding means that shareholders who share the same last name and address will receive only one copy of the materials, unless we are notified that one or more of these shareholders wishes to continue receiving additional copies.

We will continue to make a proxy card available to each shareholder of record. If you prefer to receive multiple copies of the proxy materials at the same address, please contact us in writing or by telephone: Corporate Secretary, West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341, (610) 594-3319.

2019 Annual Report and SEC Filings

Our financial statements for the year ended December 31, 2019 are included in our 2019 Annual Report, which we will make available to shareholders at the same time as this Proxy Statement. Our 2019 Annual Report and this Proxy Statement are available from the SEC at its website at www.sec.gov and are posted on our website at http://investor.westpharma.com/financial-information/annual-reports-and-proxy. If you do not have access to the Internet or have not received a copy of our 2019 Annual Report, you may request a copy of it or any exhibits thereto without charge by writing to our Corporate Secretary at West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341.

2021 Shareholder Proposals or Nominations

Under SEC rules, if a shareholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at the 2021 Annual Meeting, the proposal must be received by us at our principal executive offices by November 25, 2020 and comply with the procedures of Rule 14a-8 under the Securities Exchange Act of 1934.

The proposal should be sent to the attention of the Corporate Secretary in writing: West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341; or by telephone: (610) 594-3319.

Our Bylaws set forth procedures that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of shareholders. Nominations for director nominees or an item of business to be conducted must be submitted in writing to the Corporate Secretary of the Company at our executive offices and should be mailed by certified mail, return receipt requested. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2021 Annual Meeting not less than 90 days prior to the anniversary date of this year's Annual Meeting. If, however, we fail to disclose the date of next year's meeting at least 21 days in advance, we must receive your notice within seven days following the announcement of the meeting (but in no event, later than four days before the meeting date).

The nomination must contain information about the nominees as specified in our Bylaws. The notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the shareholder's ownership of and agreements related to our shares.

Except as otherwise required by law, the Chair of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with our Bylaws. You may obtain a copy of our Bylaws by contacting our Corporate Secretary at West Pharmaceutical Services, Inc., 530 Herman O. West Drive, Exton, PA 19341.

Other Matters

Management is not aware of any other matters that will be presented at the 2020 Annual Meeting, and our Bylaws do not allow proposals to be presented at the meeting unless they were properly presented to us before February 7, 2020. However, if any other matter that requires a vote is properly presented at the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

74   |   2020 Annual Meeting and Proxy Statement

Business At a Glance

2019 NET SALES*

NET SALES* BY GEOGRAPHIC
8%
48%
44%
Americas
Europe, Middle East, Africa
Asia Pacific

NET SALES* BY PRODUCT CATEGORY
24%
42%
5%
29%
PROPRIETARY PRODUCTS
High-Value Components
Standard Packaging
Delivery Devices
Contract-Manufactured Products

NET SALES* BY MARKET GROUP
24%
31%
25%
20%
PROPRIETARY PRODUCTS
Biologics
Generics
Pharma
Contract-Manufactured Products

* Based on 2019 consolidated net sales

COMPANY INFORMATION

>1,900 Customers

>8,000 Employees

~50 Locations

25 Manufacturing Sites

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 4, 2020 for shares held directly and by 11:59 P.M. Eastern Time on May 1, 2020 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. WEST PHARMACEUTICAL SERVICES, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 4, 2020 for shares held directly and by 11:59 P.M. Eastern Time on May 1, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E89660-TBD KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. WEST PHARMACEUTICAL SERVICES, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors; Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Mark A. Buthman The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 1b. William F. Feehery For Against Abstain ! ! ! ! ! ! 1c. Robert Friel 2. Advisory vote to approve named executive officer compensation; To approve an amendement to Article 5 of our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 100 million to 200 million; and 1d. Eric M. Green 3. 1e. Thomas W. Hofmann ! ! ! 4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020. 1f. Paula A. Johnson 1g. Deborah L. V. Keller NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1h. Myla P. Lai-Goldman 1i. Douglas A. Michels 1j. Paolo Pucci 1k. Patrick J. Zenner Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E89661-TBD WEST PHARMACEUTICAL SERVICES, INC. 530 Herman O. West Drive Exton, Pennsylvania 19341 This proxy is solicited by the Board of Directors The undersigned hereby appoints George L. Miller and Ryan M. Metz as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of West Pharmaceutical Services, Inc., held of record by the undersigned on March 10, 2020, at the Annual Meeting of Shareholders to be held on May 5, 2020 or any postponement or adjournment thereof. The Annual Meeting of Shareholders will be held at 9:30 AM EDT, on May 5, 2020 at 530 Herman O. West Drive, Exton, Pennsylvania 19341. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4. Continued and to be signed on reverse side

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 5, 2020. WEST PHARMACEUTICAL SERVICES, INC. You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of WEST PHARMACEUTICAL SERVICES, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E89663-[TBD] See the reverse side of this notice to obtain Meeting Information Meeting Type:Annual Meeting For holders as of:March 10, 2020 Date: May 5, 2020Time: 9:30 AM EDT Location: 530 Herman O.West Drive Exton, Pennsylvania 19341

Before You Vote How to Access the Proxy Materials How To Vote Please Choose One of the Following Voting Methods E89664-[TBD] Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. XXXX XXXX XXXX XXXX Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENTANNUAL REPORT How to View Online: Have the information that is printed in the box marked by the arrow(located on the following page) and visit: www.proxyvote .com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow(located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 21, 2020 to facilitate timely delivery. XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX

The Board of Directors recommends you vote FOR the following: 1.Election of Directors; Nominees: The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 1a. Mark A. Buthman 2. Advisory vote to approve named executive officer compensation; 1b. William F. Feehery 3. To approve an amendment to Article 5 of our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 100 million to 200 million; and 1c. Robert Friel 1d. Eric M. Green 1e. Thomas W. Hofmann 4. To ra ti fy th e ap p oi nt me nt of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020. 1f. Paula A. Johnson 1g. Deborah L. V. Keller NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1h. Myla P. Lai-Goldman 1i. Douglas A. Michels 1j. Paolo Pucci 1k. Patrick J. Zenner E89665-[TBD] Voting Items

E89666-[TBD]

WEST PHARMACEUTICAL SERVICES, INC. Annual Meeting of Shareholders BALLOT The undersigned hereby votes, as designated below, all the shares of common stock of West Pharmaceutical Services, Inc. held of record by the undersigned on March 10, 2020, at the Annual Meeting of Shareholders to be held on May 5, 2020. This Ballot when properly executed will be voted in the manner directed herein by the undersigned shareholder. Please mark your votes as in this example. Proposal 1 - Election of 11 Directors For Against Abstain Nominees: Mark A. Buthman William F. Feehery Robert Friel Eric M. Green Thomas W. Hofmann Paula A. Johnson Deborah L. V. Keller Myla P. Lai-Goldman Douglas A. Michels Paolo Pucci Patrick J. Zenner Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation For Against Abstain    Proposal 3 – Approval of Amendment to Article 5 of our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 100 million to 200 million    For Against Abstain

Proposal 4 – Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the 2020 Year For Against Abstain    PRINT NAME: Please print name exactly as it appears on the records of the Company’s registrar and transfer agent. SIGNATURE(S) DATE Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, please so indicate.